                              MERGER AGREEMENT AND

                             PLAN OF REORGANIZATION

                                  BY AND AMONG

                              REDBACK NETWORKS INC.

                               SIARA SYSTEMS, INC.

                                       AND

                              THE STOCKHOLDER AGENT

                          Dated as of November 28, 1999

TABLE OF CONTENTS

                                                                                           PAGE
ARTICLE 1  THE MERGER....................................................................... 2
        1.1  The Merger..................................................................... 2
        1.2  Effective Time................................................................. 2
        1.3  Effect of the Merger on Constituent Corporations............................... 3
        1.4  Certificate of Incorporation and Bylaws of Surviving Corporation............... 3
        1.5  Directors and Officers of Surviving Corporation................................ 3
        1.6  Consideration to be Issued; Effect on Outstanding Securities of Target......... 3
        1.7  Dissenting Shares.............................................................. 6
        1.8  Exchange Procedures............................................................ 7
        1.9  No Further Ownership Rights in Target Capital Stock............................ 8
        1.10  Lost, Stolen or Destroyed Certificates........................................ 8
        1.11  Further Action................................................................ 9

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF TARGET......................................... 9
        2.1  Organization and Qualification................................................. 9
        2.2  Authority Relative to this Agreement........................................... 9
        2.3  Capitalization.................................................................10
        2.4  Subsidiaries...................................................................10
        2.5  No Conflicts...................................................................11
        2.6  Books and Records; Organizational Documents....................................11
        2.7  Target Financial Statements....................................................12
        2.8  Absence of Changes.............................................................12
        2.9  No Undisclosed Liabilities.....................................................13
        2.10  Taxes.........................................................................13
        2.11  Legal Proceedings.............................................................15
        2.12  Compliance with Laws and Orders...............................................15
        2.13  Employee Benefit Plans........................................................15
        2.14  Title to Property.............................................................18
        2.15  Intellectual Property.........................................................18
        2.16  Contracts.....................................................................20
        2.17  Insurance.....................................................................20
        2.18  Affiliate Transactions........................................................20
        2.19  Employees; Labor Relations....................................................21
        2.20  Environmental Matters.........................................................22
        2.21  Other Negotiations; Brokers; Third Party Expenses.............................23
        2.22  Foreign Corrupt Practices Act.................................................23
        2.23  Tax-Free Reorganization.......................................................23
        2.24  Approvals.....................................................................23
        2.25  Disclosure....................................................................24
        2.26  S-4 Registration Statement; Proxy Statement...................................24
        2.27  Investment Advisors...........................................................25

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF ACQUIROR.......................................25
        3.1  Organization and Qualification.................................................25

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TABLE OF CONTENTS

                                                                                           PAGE
        3.2  Authority Relative to this Agreement...........................................25
        3.3  Capitalization.................................................................26
        3.4  Subsidiaries...................................................................26
        3.5  No Conflicts...................................................................26
        3.6  SEC Documents; Aquiror Financial Statements....................................27
        3.7  Absence of Changes.............................................................27
        3.8  No Undisclosed Liabilities.....................................................28
        3.9  Taxes..........................................................................28
        3.10  Legal Proceedings.............................................................30
        3.11  Compliance with Laws and Orders...............................................30
        3.12  Employee Benefit Plans........................................................30
        3.13  Title to Property.............................................................33
        3.14  Intellectual Property.........................................................33
        3.15  Contracts.....................................................................35
        3.16  Insurance.....................................................................35
        3.17  Affiliate Transactions........................................................35
        3.18  Employees; Labor Relations....................................................36
        3.19  Environmental Matters.........................................................37
        3.20  Other Negotiations; Brokers; Third Party Expenses.............................37
        3.21  Foreign Corrupt Practices Act.................................................38
        3.22  Tax-Free Reorganization.......................................................38
        3.23  Approvals.....................................................................38
        3.24  Disclosure....................................................................39
        3.25  S-4 Registration Statement; Proxy Statement...................................39
        3.26  Investment Advisors...........................................................39

ARTICLE 4  ADDITIONAL AGREEMENTS............................................................39
        4.1  Proxy Statement; S-4 Registration Statement....................................39
        4.2  Stockholder Approval...........................................................40
        4.3  Access to Information..........................................................41
        4.4  Confidentiality................................................................41
        4.5  Expenses.......................................................................41
        4.6  Public Disclosure..............................................................41
        4.7  Approvals......................................................................42
        4.8  Notification of Certain Matters................................................42
        4.9  Additional Documents and Further Assurances....................................42
        4.10  Form S-8......................................................................42
        4.11  NNM Listing of Additional Shares Application..................................42
        4.12  Auditors......................................................................43
        4.13  Directors' and Officers' Indemnification......................................43
        4.14  Benefit Arrangements..........................................................43
        4.15  Treatment as Reorganization...................................................44

ARTICLE 5  CONDITIONS TO THE MERGER.........................................................44
        5.1  Conditions to Obligations of Each Party to Effect the Merger...................44

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TABLE OF CONTENTS

                                                                                           PAGE
        5.2  Additional Conditions to Obligations of Target.................................46
        5.3  Additional Conditions to the Obligations of Acquiror...........................47

ARTICLE 6  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
           AGREEMENTS; ESCROW PROVISIONS ...................................................49
        6.1  Survival of Representations, Warranties, Covenants and Agreements..............49
        6.2  Escrow Provisions..............................................................49

ARTICLE 7  CONDUCT PRIOR TO THE EFFECTIVE TIME..............................................56
        7.1  Conduct of Business............................................................56
        7.2  No Solicitation--Target........................................................58
        7.3  No Solicitation--Acquiror......................................................59

ARTICLE 8  TERMINATION, AMENDMENT AND WAIVER................................................61
        8.1  Termination....................................................................61
        8.2  Termination Fee................................................................62
        8.3  Effect of Termination..........................................................63
        8.4  Amendment......................................................................63
        8.5  Extension; Waiver..............................................................63

ARTICLE 9  MISCELLANEOUS PROVISIONS.........................................................63
        9.1  Notices........................................................................63
        9.2  Entire Agreement...............................................................65
        9.3  Further Assurances; Post-Closing Cooperation...................................65
        9.4  Waiver.........................................................................65
        9.5  Third Party Beneficiaries......................................................65
        9.6  No Assignment; Binding Effect..................................................65
        9.7  Headings.......................................................................65
        9.8  Invalid Provisions.............................................................65
        9.9  Governing Law..................................................................66
        9.10  Construction..................................................................66
        9.11  Counterparts..................................................................66
        9.12  Specific Performance..........................................................66

ARTICLE 10  DEFINITIONS.....................................................................66
        10.1  Definitions...................................................................66

EXHIBITS & SCHEDULES

Exhibit A           -   Form of Irrevocable Proxy and Voting Agreement (Acquiror
                        stockholders to sign)


Exhibit B           -   Form of Irrevocable Proxy and Voting Agreement (Target
                        stockholders to sign)


Exhibit C           -   Form of Amendment No. 1 to Acquiror's Amended and
                        Restated Investors' Rights Agreement


Exhibit D           -   Form of Certificate of Merger


Exhibit E           -   Form of Acquiror Officer's Certificates


Exhibit F           -   Matters to be Covered by Legal Opinion of Gunderson
                        Dettmer Stough Villeneuve Franklin & Hachigian, LLP


Exhibit G           -   Form of Target Officer's Certificates


Exhibit H           -   Matters to be Covered by Legal Opinion of Fenwick &
                        West, LLP

                              MERGER AGREEMENT AND

                             PLAN OF REORGANIZATION



            This MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of November 28, 1999, by and among REDBACK NETWORKS INC., a Delaware corporation ("Acquiror"), SIARA SYSTEMS, INC., a Delaware corporation (the "Target") and, solely for purposes of Article 6, Vivek Ragavan, as Stockholder Agent. In the event the parties mutually agree in a writing signed by each of them prior to the Effective Time (as defined below) to structure this merger as a reverse triangular merger, rather than a direct merger, a wholly-owned subsidiary of Acquiror (a "Merger Sub") shall become party to this Agreement and this Agreement shall be amended as appropriate. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10.

                                    RECITALS

            A. The respective Boards of Directors of each of Acquiror and Target believe it is in the best interests of Acquiror and Target and their respective stockholders that Target merge with and into Acquiror (the "Merger") and, in furtherance thereof, have approved the Merger. Upon mutual consent from the respective Boards of Directors of each of Acquiror and Target prior to the Effective Time, set forth in a writing signed by each of Acquiror and Target, the Merger may be restructured as a reverse triangular merger, as contemplated by the first paragraph hereof.

            B. The Boards of Directors of each of Acquiror and Target have approved the Merger and this Agreement and the transactions contemplated hereby.

            C. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the shares of capital stock of Target which are issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive shares of Acquiror's Common Stock, par value $0.0001 ("Acquiror Common Stock"), (ii) all Target Options then outstanding (whether vested or unvested) shall be converted into options to purchase Acquiror Common Stock and (iii) all Target Warrants then outstanding shall be converted into warrants to purchase shares of Acquiror Common Stock, on the terms and subject to the conditions set forth herein

            D. A portion of the shares of Acquiror Common Stock otherwise issuable or reserved for issuance by Acquiror in connection with the Merger shall be placed in escrow by Acquiror, the release of which shares shall be contingent upon certain events and conditions, all as set forth in Article 6 herein.

            E. Concurrent with the execution of this Agreement, certain stockholders of Target and Acquiror have entered into Irrevocable Proxy and Voting Agreements in substantially the forms attached hereto as Exhibit A for Acquiror's stockholders to sign ("Acquiror Proxy") and Exhibit B for Target's stockholders to sign (Target Proxy") pursuant to which, among other things, such stockholders have agreed to vote the shares of Target Capital Stock and Acquiror Capital Stock owned by them in favor of the Merger.

            F. Concurrent with the execution of this Agreement, Acquiror shall extend to the holders of shares of Acquiror Common Stock who acquire such shares in the Merger and who hold registration rights under Target's Investors' Rights Agreement dated December 21, 1998 ("Target's Existing Investor Rights Agreement"), certain registration rights, pursuant to the terms of Acquiror's Amended and Restated Investors' Rights Agreement of July 2, 1998, as amended by Amendment No. 1 thereto, in the form attached hereto as Exhibit C, and Target's stockholders shall agree to a lock-up following the closing of the Merger and in the event of a secondary registered offering by Acquiror.

            H. Concurrent with the execution of this Agreement, as an inducement to Acquiror to enter into this Agreement, certain employees of Target shall have entered into employment agreements, all of which will include mutually acceptable non-competition terms.

            I. Acquiror and Target intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and in furtherance thereof intend that this Agreement shall be a "Plan of Reorganization" within the meaning of Sections 354(a) and 361(a) of the Internal Revenue Code.

            J. Target and Acquiror desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

            NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                   THE MERGER

            1.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, and, to the extent applicable, the California Code, Target shall be merged with and into Acquiror, the separate existence of Target shall cease, and Acquiror shall continue as the surviving corporation of the Merger. Acquiror is sometimes referred to herein as the "Surviving Corporation."

            1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing and consummation of the Merger (the "Closing") will take place as promptly as practicable, following satisfaction or waiver of the conditions set forth in Article 5, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, unless another place or time is agreed to by Acquiror and Target. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in substantially the form attached hereto as Exhibit D (the "Delaware Certificate of Merger"), in each case in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of Delaware of such filing, or such later time agreed to by the parties and set forth in the Delaware Certificate of Merger, being referred to herein as the "Effective Time").

            1.3 EFFECT OF THE MERGER ON CONSTITUENT CORPORATIONS. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Target shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

            1.4 CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING
CORPORATION.

                (a) The Certificate of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until thereafter amended as provided by law and such Certificate of Incorporation and the Bylaws of the Surviving Corporation.

                (b) The Bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by such Bylaws, the Certificate of Incorporation of the Surviving Corporation and applicable Law.

            1.5 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors of Surviving Corporation at, and immediately after, the Effective Time shall be Pierre Lamond, Dennis Barsema, James Flach, Dan Warmenhoven, William Kurtz (the Existing Directors"), and three (3) persons designated by Target who shall be Vinod Khosla, Vivek Ragavan and one (1) other person reasonably acceptable to a majority of the Existing Directors (the "Target Designees"), each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. If any Target Designee cannot or will not serve as a director of the Surviving Corporation, Target may designate a replacement Target Designee, provided such replacement is reasonably acceptable to a majority of the Existing Directors. The officers of Surviving Corporation at, and immediately after, the Effective Time shall be as mutually agreed to by Target and Acquiror, except that it is agreed that Dennis Barsema shall be Chief Executive Officer and Vivek Ragavan shall be President and Chief Operating Officer.

            1.6 CONSIDERATION TO BE ISSUED; EFFECT ON OUTSTANDING SECURITIES OF TARGET. On the terms and subject to the conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Acquiror or Target or any holder of any Target security, all of the following shall occur:

                (a) Conversion of Target Capital Stock. At the Effective Time, each share of Target Capital Stock that is issued and outstanding immediately prior to the Effective Time (other than any shares of Target Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as provided in Section 1.7)) will be canceled and extinguished and will be converted automatically into the right to receive (in accordance with this Agreement) that number of shares of Acquiror Common Stock that is equal to the Exchange Ratio, rounded down to the nearest whole share of Acquiror Common Stock. The shares of Acquiror Common Stock that are issued upon the conversion of shares of Target Capital Stock in the Merger pursuant to this Section 1.6(a) shall, upon their issuance at the Effective Time, be registered under the Securities Act pursuant to an effective registration statement on Form S-4, as provided in more detail in
Section 4.1.

                (b) Cancellation of Acquiror-Owned and Target-Owned Capital Stock. Each share of Target Capital Stock owned by Acquiror or Target or any Subsidiary of Acquiror or Target immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of Acquiror or Target.

                (c) Target Options and Target Stock Plan. At the Effective Time all unexpired and unexercised Target Options then outstanding, whether vested or unvested, shall be assumed by Acquiror in accordance with provisions described below.

                    (i) At the Effective Time, each unexpired and unexercised Target Option (including without limitation each unexpired and unexercised Target Option issued pursuant to the Siara Systems, Inc. 1998 Equity Incentive Plan adopted on September 1, 1998, and thereafter amended (the "Target Stock Plan")) which is then outstanding, whether or not exercisable and whether or not vested, shall by virtue of the Merger, be assumed by Acquiror together with the Target Stock Plan and converted into an option to purchase Acquiror Common Stock ("Acquiror Option") as provided herein and in such manner that (i) Acquiror is "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Internal Revenue Code, or (ii) such transaction, to the extent that Section 424 of the Internal Revenue Code does not apply to any such Target Options, would be a transaction within Section 424 of the Internal Revenue Code. Each Target Option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Target Option immediately prior to the Effective Time (including, without limitation, any repurchase rights (other than rights of refusal) or vesting provisions), provided that (A) such Target Option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Capital Stock that were issuable upon exercise in full of such Target Option immediately prior to the Effective Time (without regard to vesting) multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of Acquiror Common Stock) and (B) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed Target Option shall be equal to the quotient determined by dividing the exercise price per share of Target Capital Stock at which such Target Option was exercisable immediately prior to the Effective Time by the Exchange Ratio (rounded up to the nearest whole cent). Acquiror shall, at all times from and after the Effective Time, reserve, keep and make available for issuance shares of Acquiror Common Stock that are issuable upon the exercise in full of all Acquiror Options resulting from the assumption and conversion of Target Options in accordance with this Section and shall, as promptly as practicable after the Effective Time, issue to each holder of a Target Option that is outstanding immediately prior to the Effective Time a document evidencing the foregoing assumption of such Target Option by Acquiror and the conversion of such Target Option into an Acquiror Option as provided herein.

                    (ii) It is the intention of the parties that Target Options assumed by Acquiror and converted into Acquiror Options pursuant hereto shall qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Internal Revenue Code to the same extent Target Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 1.6(c) shall be applied consistent with this intent.

                    (iii) At the Effective Time, Acquiror shall assume Target's obligations, and shall be assigned Target's repurchase rights and purchase options, under any Restricted Stock Purchase Agreements entered into pursuant to Target Stock Plan. Any and all restrictions on Target Restricted Stock issued pursuant to Target Stock Plan or such other agreements which do not lapse in accordance with their terms (as such terms were in effect on the date of this Agreement) and which are not rights of refusal shall continue in full force and effect until such restrictions lapse pursuant to the terms of such agreements, and any repurchase rights or purchase options which Target has with respect to Target Restricted Stock shall also continue in full force and effect. The Acquiror Options issued in exchange for the Target Options pursuant to this
Section 1.6(c) shall be registered under the Securities Act pursuant to an effective registration statement on Form S-8, as provided in more detail in
Section 4.10.

                (d) Target Warrants. At the Effective Time each unexpired and unexercised Target Warrant that is then outstanding, whether or not exercisable and whether or not vested, shall be assumed by Acquiror and converted into a warrant to purchase shares of Acquiror Common Stock ("Acquiror Warrant") as provided herein. Each Target Warrant so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Target Warrant immediately prior to the Effective Time, provided that (A) such Target Warrant shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Capital Stock that were issuable upon exercise in full of such Target Warrant immediately prior to the Effective Time (without regard to vesting) multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of Acquiror Common Stock) and (B) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed Target Warrant shall be equal to the quotient determined by dividing the exercise price per share of Target Capital Stock at which such Target Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio (rounded up to the nearest whole cent). Acquiror shall, at all times from and after the Effective Time, reserve, keep and make available for issuance all shares of Acquiror Common Stock that are issuable upon the exercise in full of all Acquiror Warrants resulting from the assumption and conversion of Target Warrants in accordance with this Section and shall, as promptly as practicable after the Effective Time, issue to each holder of a Target Warrant that is outstanding immediately prior to the Effective Time a document evidencing the foregoing assumption of such Target Warrant by Acquiror and the conversion of such Target Warrant into an Acquiror Warrant as provided herein.

                (e) Exchange Ratio. The "Exchange Ratio" shall be the quotient obtained by dividing (x) 31,341,986 shares of Acquiror Common Stock by (y) the sum of (i) the aggregate number of shares of Target Capital Stock that are outstanding immediately prior to the Effective Time, plus (ii) the number of shares of Target Capital Stock that are issuable upon the exercise, conversion or exchange (in full) of all Target Equity Securities that are outstanding immediately prior to the Effective Time (whether vested or unvested). The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, reclassification, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time. No adjustment shall be made to the Exchange Ratio as a result of any cancellation of any Target Equity Security or any consideration (in any form whatsoever) received by Target as a result of any exercise, conversion or exchange of Target Equity Securities, after the Effective Time.

                (f) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued in the Merger, but in lieu thereof, each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock but for the rounding required under Section 1.6(a) (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall be entitled to receive from Acquiror an amount of cash (rounded up to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the average of the closing prices of Acquiror's Common Stock for the ten (10) trading days ended on the last trading day prior to the Effective Time (the "Closing Price").

                (g) Market Stand-Off. During the Market Stand-Off Period (as defined below) each securityholder of Target who in the Merger receives Merger Shares (as defined below), or Acquiror securities that are convertible into Merger Shares, will not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Merger Shares held by it (the "Market Stand-Off") unless such Merger Shares are registered by Acquiror under the Securities Act pursuant to a registration statement (other than the S-4 Registration Statement) filed by Acquiror. "Merger Shares" means shares of Acquiror Common Stock issued in the Merger or upon exercise of Acquiror Options or Acquiror Warrants that were issued in the Merger. "Market Stand-Off Period" means the time period beginning on the Effective Time and ending on the earlier of (A) 180 days after the Effective Time and (B) 90 days after the date on which a registration statement (other than the S-4 Registration Statement) filed by Acquiror under the Securities Act is declared effective by the SEC. In order to enforce the foregoing covenant, Acquiror may impose stop-transfer instructions with respect to the Merger Shares until the end of such Market Stand-Off Period.

            1.7 DISSENTING SHARES.

                (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Capital Stock held by a holder who has demanded and perfected dissenters' rights for such shares in accordance with the DGCL and, if applicable, the California Code, who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Acquiror Common Stock pursuant to Section 1.6 (except as provided in Section 1.7(b)) but the holder thereof shall only be entitled to such rights as are granted by the DGCL and, if applicable, the California Code.

                (b) Notwithstanding the provisions of Section 1.7(a) above, if any holder of shares of Target Capital Stock who demands purchase of such shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares of Target Capital Stock shall automatically be converted into and represent only the right to receive Acquiror Common Stock as provided in Section 1.6(a), without interest thereon, upon surrender to Target of the certificate representing such shares in accordance with Section 1.8 of this Agreement.

                (c) Target shall give Acquiror (i) prompt notice of its receipt of any written demands for purchase of any shares of Target Capital Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the DGCL and, if applicable, the California Code, and received by Target and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for purchase of any shares of Target Capital Stock under the DGCL and, if applicable, the California Code. Target shall not, except with the prior written consent of Acquiror, which shall not be unreasonably withheld, or as may be required under applicable law, voluntarily make any payment with respect to any demands for purchase of Target Capital Stock or offer to settle or settle any such demands.

            1.8 EXCHANGE PROCEDURES.

                (a) Acquiror Common Stock. At the Effective Time, Acquiror shall deposit with the Exchange Agent for exchange in accordance with this Article 1, the aggregate number of shares of Acquiror Common Stock issuable in exchange for outstanding shares of Target Capital Stock pursuant to Section 1.6 and cash in an amount sufficient to permit the payment of all cash payable in lieu of fractional shares pursuant to Section 1.6(f).

                (b) Exchange Procedures. As soon as practicable after the Effective Time, but in no event later than two (2) business days after the Effective Time, Acquiror shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock (the "Certificates") and which shares were converted into the right to receive shares of Acquiror Common Stock pursuant to Section 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation (or, if such Certificate is lost, of a lost Certificate indemnity agreement in customary form) to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock (less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to
Article 6 hereof), to which such holder is entitled pursuant to Section 1.6 and cash in lieu of fractional shares pursuant to Section 1.6(f), and the Certificate so surrendered shall be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article 6 hereof, Acquiror shall cause to be distributed to a depositary agent mutually agreed to by Target and Acquiror (the "Depositary Agent") a certificate or certificates (in such denominations as may be requested by the Depositary Agent) representing that number of shares of Acquiror Common Stock equal to the Escrow Amount, which certificate shall be registered in the name of the Depositary Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Acquiror as provided in Article 6. Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive cash in lieu of fractional shares as provided herein.

                (c) Distributions With Respect to Unexchanged Shares of Target Capital Stock. No dividends or other distributions with respect to Acquiror Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate as provided in Section 1.8 or otherwise accepted by Acquiror. Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.8(c)) with respect to such whole shares of Acquiror Common Stock.

                (d) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued pursuant to the Merger in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

            1.9 NO FURTHER OWNERSHIP RIGHTS IN TARGET CAPITAL STOCK. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of Target of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

            1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificates shall provide Acquiror with an affidavit of that fact.

            1.11 FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF TARGET

            Target hereby represents and warrants to Acquiror, subject to such exceptions and qualifications as are specifically disclosed in the Target disclosure schedule and schedule of exceptions of Target (the "Target Disclosure Schedule") delivered herewith and dated as of the date hereof as follows:

            2.1 ORGANIZATION AND QUALIFICATION. Each of Target and Target Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or province of its incorporation, and has all requisite corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. Each of Target and Target Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its businesses, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a Material Adverse Effect on Target. Section 2.1 of the Target Disclosure Schedule sets forth each jurisdiction where each Target and Target Subsidiary is so qualified to do business and separately lists each other jurisdiction in which each Target and Target Subsidiary owns, uses, licenses or leases any material Assets or Properties, has established a local office or other permanent local presence or has employees or engages independent contractors.

            2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject only to the requisite approval of the Merger, this Agreement and the other agreements attached as exhibits hereto (the "Ancillary Agreements") by the stockholders of Target, Target has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Target of this Agreement and the Ancillary Agreements to which Target is a party and the consummation by Target of the transactions contemplated hereby and thereby, and the performance by Target of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action by the Board of Directors of Target, and no other action on the part of the Board of Directors of Target is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Target is a party by Target and the consummation by Target of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Target is a party have been duly and validly executed and delivered by Target and, assuming the due authorization and valid execution and delivery of this Agreement by Acquiror and each Ancillary Agreement by each party (other than Target) to such Ancillary Agreement, each constitutes a legal, valid and binding obligation of Target enforceable against

Target in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

            2.3 CAPITALIZATION. The authorized capital stock of Target consists only of 35,000,000 shares of Common Stock, $0.001 par value per share (the "Target Common Stock"), of which 16,971,261 shares of Common Stock are issued and outstanding, and 13,500,000 shares of Preferred Stock, $0.001 par value per share (the "Target Preferred Stock"). The designation and status of Target Preferred Stock is as follows: (i) 1,500,000 shares are designated Series A Preferred Stock, all of which are issued and outstanding, (ii) 6,000,000 shares are designated as Series B Preferred Stock, of which 5,555,905 are issued and outstanding and (iii) 6,000,000 shares are designated Series C Preferred Stock, none of which are issued or outstanding. All of the issued and outstanding shares of Target Common Stock and Target Preferred Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws. Except as set forth in
Section 2.3 of the Target Disclosure Schedule, (a) no shares of Target Common Stock or Target Preferred Stock are held in treasury or are authorized or reserved for issuance and (b) no Options are outstanding. Section 2.3 of the Target Disclosure Schedule lists the name (and, if such holder is not an employee of Target, the address) of such holder of Target Common Stock, Target Preferred Stock, Target Option and Target Warrant. With respect to any Target Common Stock or Target Preferred Stock that has been issued subject to a repurchase option on the part of Target, Section 2.3 of the Target Disclosure Schedule sets forth the holder thereof, the number and type of securities covered thereby, and the vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). Except as set forth Section 2.3 of the Target Disclosure Schedule, there are no agreements, arrangements or understandings to which Target is a party (written or oral) to issue any Options with respect to Target and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Target Capital Stock created by statute, the Certificate of Incorporation or Bylaws of Target, or any agreement or other arrangement to which Target is a party or to which it is bound and there are no agreements, arrangements or understandings to which Target is a party (written or oral) pursuant to which Target has the right to elect to satisfy any Liability by issuing Target Common Stock or Equity Equivalents. With respect to each Target Option and each Target Warrant, Section 2.3 of the Target Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). All Target Options and Target Warrants were issued in compliance with all applicable federal, state and foreign securities Laws. Other than the Target Support Agreements, Target is not a party or subject to any agreement or understanding, and, to Target's knowledge, there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to Target Capital Stock, including any voting trust agreement or proxy.

            2.4 SUBSIDIARIES. Siara Research Canada, Inc., a Canadian federal corporation ("Target Subsidiary") is a wholly-owned subsidiary of Target. Except for Target Subsidiary, Target has (and prior to the Closing will have) no Subsidiaries and does not (and prior to the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person. There are no outstanding options, warrants, or other rights to acquire capital stock of Target Subsidiary or securities convertible into or exchangeable for such stock.

            2.5 NO CONFLICTS. The execution and delivery by Target of this Agreement does not, and the performance by Target of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

                (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Target or Target Subsidiary;

                (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.5 of the Target Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to Target or Target Subsidiary or any of their respective Assets and Properties; or

                (c) except as would not have a Material Adverse Effect on Target
(i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Target or Target Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person (other than the filing of the Delaware Certificate of Merger together with the required officers' certificates, any filing required under the HSR Act in connection with the Merger and such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under state or federal securities Laws) as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any material Lien upon Target or Target Subsidiary or any of their respective material Assets or Properties under or (vii) result in the loss of a material benefit under any material Contract or License to which Target or Target Subsidiary is a party or by which any of Target's or Target Subsidiary's material Assets and Properties are bound.

            2.6 BOOKS AND RECORDS; ORGANIZATIONAL DOCUMENTS. The minute books and stock record books and other similar records of Target and Target Subsidiary have been provided or made available to Acquiror or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with customary business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the Board of Directors of Target and Target Subsidiary from the date of Target's and Target Subsidiary's respective incorporation through the date hereof. Target has, prior to the execution of this Agreement, delivered to Acquiror true and complete copies of its and Target Subsidiary's Certificate of Incorporation and Bylaws, as amended through the date hereof. Neither Target nor Target Subsidiary is in violation of any provisions of its Certificate of Incorporation or Bylaws as so amended.

            2.7 TARGET FINANCIAL STATEMENTS. Schedule 2.7 to the Target Disclosure Schedule sets forth the Target Financials. Target Financials delivered to Acquiror are correct and complete in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except, with respect to any Target Financials that are unaudited, for the absence of notes thereto and the effect of the absence of notes thereto and the effect of the absence of year-end audit adjustments) and consistent with each other (except as indicated in the notes thereto, as delivered to Acquiror prior to the date hereof). Target Financials present fairly the financial condition and operating results of Target as of the dates and during the periods indicated therein. Since the Financial Statement Date, there has been no change in any accounting policies, principles, methods or practices, including any material change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of Target.

            2.8 ABSENCE OF CHANGES. Since the Financial Statement Date, there has not been any material adverse change in the Business or Condition of Target or any occurrence or event which, individually or in the aggregate, is reasonably expected to have Material Adverse Effect on Target. In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, since the Financial Statement Date:

                (a) neither Target nor Target Subsidiary has entered into any material Contract or other material commitment or transaction;

                (b) there has not been any material amendment or other material modification (or agreement to do so), or material violation of the terms of, any of the material Contracts set forth or described in Section 2.16(a)(1) of the Target Disclosure Schedule;

                (c) there has not been any amendment to Target's Certificate of Incorporation or Bylaws;

                (d) there has not been any transfer (by way of a License or otherwise) to any Person of rights to any material Target Intellectual Property, other than licenses in the ordinary course of business consistent with past practice;

                (e) neither Target nor Target Subsidiary has made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

                (f) Target has taken all commercially reasonable action required to maintain, renew, extend or enforce any material Target Intellectual Property;

                (g) there has been no physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of Target or in an amount exceeding one hundred thousand dollars ($100,000) individually or two hundred fifty thousand dollars ($250,000) in the aggregate; and

                (h) neither Target nor Target Subsidiary has entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing.

            2.9 NO UNDISCLOSED LIABILITIES. Except as reflected or reserved against in Target Financials (including the notes thereto), Target has no material Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Financial Statement Date and any liabilities under the Note.

            2.10 TAXES.

                (a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information statements, returns and reports) required to be filed with any Tax Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Target (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. All such Tax Returns are true, accurate and complete as filed. The Target September 30, 1999 unaudited balance sheet included in the Target Financial Statements (the "Target Balance Sheet") (i) fully accrues all Target's actual and contingent liabilities for Taxes with respect to all periods through September 30, 1999 and Target has not and will not incur any Tax liability in excess of the amount reflected on such Target Balance Sheet with respect to such periods (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of GAAP and for Tax purposes), and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after September 30, 1999 with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Target Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since September 30, 1999 has been or will be incurred by Target other than in the ordinary course of business, and adequate provision has been made by Target for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

                (b) Target has previously provided or made available to Acquiror true and correct copies of all Tax Returns. Target has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. Target (or any member of any affiliated or combined group of which Target has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Target) investigation now pending or (to the knowledge of Target) threatened against or with respect to Target in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority asserting the Target has unpaid Tax liability has been received by Target, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Target. Target has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Target is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Target nor any Person on behalf of Target has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Target. None of the assets of Target is property that Target is required to treat as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Target directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Target is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Target has not made and will not make a deemed dividend election under Treas. Reg. Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Target has never been a party (either as a distributing corporation or as a corporation that has been distributed) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state law. Neither Target nor Target Subsidiary has participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. Target does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and any such foreign country. Target has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of federal or state law. All material elections with respect to Target's Taxes made during the fiscal year ending, December 31, 1998 are reflected on the Target Tax Returns for such period, a copy of which have been provided or made available to Acquiror. After the date of this Agreement, no material election with respect to Taxes not made in the ordinary course of business will be made without the prior written consent of Acquiror, which consent will not be unreasonably withheld or delayed. Target is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Target is not currently, and never has been, subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Target is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4) and (5)), 162(a) (by reason of being unreasonable in amount), 162 (b) through (p) or 404 of the Code. Target is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Target nor does Target owe any amount under any such Agreement. Target is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or

263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                (c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person. As used in this Section 2.10, the term "Target" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financials.

            2.11 LEGAL PROCEEDINGS. Except as set forth in Section 2.11 of the Target Disclosure Schedule:

                    (i) there are no Actions or Proceedings pending or, to the knowledge of Target or Target Subsidiary, threatened against, relating to or affecting Target or Target Subsidiary or their respective Assets and Properties; and

                    (ii) neither Target nor Target Subsidiary has received notice, and does not otherwise have knowledge of any Orders outstanding against Target or Target Subsidiary.

            2.12 COMPLIANCE WITH LAWS AND ORDERS. Neither Target nor Target Subsidiary has violated in any material respect, and is not currently in default in any material respect under, any Law or Order applicable to Target or Target Subsidiary or any of their respective Assets and Properties.

            2.13 EMPLOYEE BENEFIT PLANS.

                (a) Except for the plans and agreements listed in Section 2.13 of the Target Disclosure Schedule (collectively, the "Plans"), neither Target nor Target Subsidiary maintains, is a party to, contributes to or is obligated to contribute to, and neither Target's nor Target Subsidiary's employees or former employees and their dependents or survivors receive benefits under, any of the following (whether or not set forth in a written document):

                    (i) Any employee benefit plan, as defined in section 3(3) of ERISA;

                    (ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement (other than any such item provided solely pursuant to the terms of a written or oral contract with any individual employee that is disclosed in Section 2.13 of the Target Disclosure Schedule); or

                    (iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with COBRA.

                (b) Neither Target nor any ERISA Affiliate has, since January 1, 1993, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

                (c) Target has agreed to provide to Acquiror prior to Closing complete, accurate and current copies of each of the following:

                    (i) The text (including amendments) of each of the Plans, to the extent reduced to writing;

                    (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

                    (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                          A. The most recent summary plan description that has
been prepared, as described in section 102 of ERISA;

                          B. Any summary of material modifications that has been
distributed to participants or filed with the U.S. Department of Labor but that has not been incorporated in an updated summary plan description furnished under Subparagraph (A) above; and

                          C. The annual report, as described in section 103 of
ERISA, and (where applicable) actuarial reports, for the most recent plan year for which an annual report or actuarial report has been prepared; and

                    (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Internal Revenue Code, the most recent determination letter concerning the Plan's qualification under section 401(a) of the Internal Revenue Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

                (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

                (e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

                (f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

                (g) Each Plan that is intended to qualify under section 401(a) of the Internal Revenue Code meets the requirements for qualification under section 401(a) of the Internal Revenue Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Internal Revenue Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Internal Revenue Code) and the applicable provisions of ERISA and the Internal Revenue Code and the regulations thereunder, except to the extent that a failure to be so administered would not have a Material Adverse Effect.

                (h) Neither Target nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Internal Revenue Code or any termination or withdrawal liability under Title IV of ERISA. For purposes of determining any accumulated funding deficiency under section 412 of the Internal Revenue Code, the term "ERISA Affiliate" shall include any entity that is deemed to be a member of the same "controlled group" within the meaning of section 414(m) or (o) of the Internal Revenue Code.

                (i) All contributions, premiums or other payments due from Target or Target Subsidiary to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Target or Target Subsidiary. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

                (j) Except as disclosed in Section 2.13 of the Target Disclosure Schedule, the consummation of the transactions contemplated by this Agreement (excluding any employment agreement with Acquiror entered into by any employee or director of Target in connection with this Agreement) will not result in (i) any amount becoming payable to any employee, director or independent contractor of Target or Target Subsidiary, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target or Target Subsidiary may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or Target Subsidiary or (iv) any cost becoming due or accruing to Target or Target Subsidiary or Acquiror with respect to any employee, director or independent contractor of Target or Target Subsidiary.

                (k) Other than routine claims for benefits under the Plans, there are no pending, or, to the best knowledge of Target or Target Subsidiary, threatened, Actions or Proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or Target or Target Subsidiary or any of their ERISA Affiliates as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Plan or any other Person whomsoever. Target and Target Subsidiary know of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

            2.14 TITLE TO PROPERTY. Except for title to Target Intellectual Property, which is covered by Section 2.15 below, Target and Target Subsidiary have good and marketable title to all of their respective material properties, interests in properties and assets, real and personal, reflected in Target Financials or acquired after the Financial Statement Date (except properties, interests in properties and assets sold or otherwise disposed of since the Financial Statement Date in the ordinary course of business), free and clear of all material mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on Target Financials. The plants, property and equipment of Target and Target Subsidiary that are used in the operations of its businesses are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Target and Target Subsidiary are reflected in Target Financials to the extent generally accepted accounting principles required the same to be reflected as of the dates of such Target Financials. With respect to properties and assets leased by Target and Target Subsidiary, Target or Target Subsidiary, as applicable, holds valid leasehold interests in such properties and assets in accordance with the terms of the agreements governing such leases.

            2.15 INTELLECTUAL PROPERTY.

                (a) Target has all requisite right, title and interest in or valid and enforceable rights under Contracts or Licenses to use all Target Intellectual Property necessary to the conduct of its business as presently conducted. Each item of Target Intellectual Property, either is owned exclusively by Target, free and clear of any Liens, or is licensed to Target under a valid License granting sufficient rights to permit Target to conduct its business as presently conducted. To the best of its knowledge, Target owns or has the valid right to use all trademarks, service marks and trade names used by Target in connection with the operation or conduct of the business of Target, including the sale of any products or technology or the provision of any services by Target. Target owns exclusively, and has good title to, all copyrighted works that are Target products or other works of authorship that Target otherwise purports to own; provided, however, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to Target or are in the public domain. Except pursuant to agreements in the ordinary course of business, neither Target nor Target Subsidiary has transferred ownership of any Target Intellectual Property to any other Person.

                (b) To the extent that any Target Intellectual Property that is material to Target's business has been developed or created by any Person other than Target, Target has a written agreement with such Person with respect thereto and Target has either
(i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) obtained a License under or to such Intellectual Property.

                (c) The operation of the business of Target as currently conducted, including Target's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Target: (i) does not infringe the copyright or misappropriate the trade secrets of any Person; (ii) to the best of Target's knowledge, does not infringe the patent rights or trademark rights of any Person; (iii) does not violate in any material respect the rights of any Person (including rights to privacy or publicity other than patent rights or trademark rights described above); and, (iv) does not constitute unfair competition or an unfair trade practice under any Law. Neither Target nor Target Subsidiary has received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Target or Target Subsidiary infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law.

                (d) Each item of Target Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions in which such Registered Intellectual Property is registered, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

                (e) There are no Contracts or Licenses between Target and any other Person with respect to Target Intellectual Property under which there is any dispute known to Target regarding the scope of such Contract or License, or performance under such Contract or License, including any dispute with respect to any payments to be made or received by Target thereunder.

                (f) Target has taken all requisite commercially reasonable steps to maintain and preserve the confidentiality of Target's confidential information and trade secrets of Target or any similar information provided by any other Person to Target subject to a duty of confidentiality. Without limiting the generality of the foregoing, Target has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention assignment agreements.

                (g) Target has taken all commercially reasonable actions necessary and appropriate to assure that there shall be no material adverse change to its business or electronic systems or material interruptions in the delivery of Target's products and services by reason of computer software errors or miscalculations associated with the advent of the year 2000, including that all of its products (including products currently under development) will, without interruption or manual intervention, continue to consistently, predictably and accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in substantially the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

            2.16 CONTRACTS.

                (a) Section 2.16(a)(1) of the Target Disclosure Schedule contains a true and complete list of each of Target's and Target Subsidiary's Contracts that are material to Target's business, operations or financial condition (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Acquiror prior to the execution of this Agreement).

                (b) Each Contract required to be disclosed in Section 2.16(a) of the Target Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement of Target or Target Subsidiary, enforceable against Target or Target Subsidiary in accordance with its terms (subject to the effect of bankruptcy and other laws affecting the rights of creditors generally and limitations on the enforcement of contracts under principles of equity), and, to the knowledge of Target or Target Subsidiary, each other party thereto (subject to the effect of bankruptcy and other laws affecting the rights of creditors generally and limitations on the enforcement of contracts under principles of equity), and, to the knowledge of Target or Target Subsidiary, no other party to such Contract is, nor has received notice that it is, in material violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in material violation or breach of or default under any such Contract).

                (c) Neither Target nor Target Subsidiary is a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits Target's or Target Subsidiary's ability to compete with any Person in any line of business or in any area or territory.

            2.17 INSURANCE. Target and Target Subsidiary have policies of insurance and bonds of the type and in amounts customarily carried by companies conducting businesses or owning assets similar to those of Target and Target Subsidiary. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and Target Subsidiary are otherwise in compliance with the terms of such policies and bonds. Neither Target nor Target Subsidiary has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

            2.18 AFFILIATE TRANSACTIONS. Except as disclosed in Section 2.8(f) or 2.18(a) of the Target Disclosure Schedule, and except for any stock purchase agreements, stock option agreements and invention assignment or confidentiality agreements in favor of Target or Target Subsidiary, (i) there are no Contracts or Liabilities between Target or Target Subsidiary, on the one hand, and (A) any current or former officer, director, stockholder, or to Target's or Target

Subsidiary's knowledge, any Affiliate or Associate of Target or Target Subsidiary or (B) any Person who, to Target's or Target Subsidiary's knowledge, is an Associate of any such officer, director, stockholder or Affiliate, on the other hand, (ii) neither Target nor Target Subsidiary provides or causes to be provided any assets, services or facilities to any such current or former officer, director, stockholder, Affiliate or Associate, (iii) neither Target, Target Subsidiary nor any such current or former officer, director, stockholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to Target or Target Subsidiary and (iv) neither Target nor Target Subsidiary beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, Affiliate or Associate.

            2.19 EMPLOYEES; LABOR RELATIONS.

                (a) Neither Target nor Target Subsidiary is a party to any collective bargaining agreement and there are no unfair labor practice or labor arbitration proceedings pending with respect to Target or Target Subsidiary, or, to the knowledge of Target or Target Subsidiary, threatened, and there are no facts or circumstances known to Target or Target Subsidiary that could reasonably be expected to give rise to such complaint or claim. To the knowledge of Target or Target Subsidiary, there are no organizational efforts presently underway or threatened involving any employees of Target or Target Subsidiary or any of the employees performing work for Target or Target Subsidiary but those provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of Target or Target Subsidiary.

                (b) All employees of Target and Target Subsidiary are employed at will. Section 2.19(b) of the Target Disclosure Schedule sets forth, individually and by category, the name of each officer, employee and consultant, together with such person's position or function, annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person. To the knowledge of Target or Target Subsidiary, no employee of Target or Target Subsidiary has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with Target or Target Subsidiary, for any reason, including because of the consummation of the transactions contemplated by this Agreement. Neither Target nor Target Subsidiary is a party to any agreement for the provision of labor from any outside agency. To the knowledge of Target or Target Subsidiary, there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for Target or Target Subsidiary, and no claims by any governmental agency with regard to such employees except as set forth in Section 2.19(b) of the Target Disclosure Schedule.

                (c) There have been no federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of Target or Target Subsidiary or by any of the employees performing work for Target or Target Subsidiary but those provided by an outside employment agency, and there are no facts or circumstances known to Target or Target Subsidiary that could reasonably be expected to give rise to such complaint or claim. Both Target and Target Subsidiary have complied in all material respects with all laws related to the employment of employees and, except as set forth in Section 2.19(c) of the Target Disclosure Schedule, neither Target nor Target Subsidiary has received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

                (d) Neither Target nor Target Subsidiary has written policies and/or employee handbooks or manuals except as described in Section 2.19(d) of the Target Disclosure Schedule.

                (e) To the knowledge of Target or Target Subsidiary, no officer, employee or consultant of Target or Target Subsidiary is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with Target's or Target Subsidiary's businesses as currently conducted. To the knowledge of Target or Target Subsidiary, neither the execution nor delivery of this Agreement, nor the carrying on of Target's or Target Subsidiary's businesses as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of Target's or Target Subsidiary's businesses as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under, any Contract or other agreement under which any of such officers, employees or consultants is now bound.

                (f) Target and Target Subsidiary have complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of Target or Target Subsidiary, the information and documents on which Target and Target Subsidiary relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Target or Target Subsidiary pursuant to IRCA, and to the best knowledge of Target or Target Subsidiary, there is no basis for the filing of such a complaint.

            2.20 ENVIRONMENTAL MATTERS.

                (a) Target and Target Subsidiary possess all Environmental Permits required for the operation of their businesses.

                (b) Target and Target Subsidiary are in compliance in all material respects with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

                (c) Neither Target nor, to the knowledge of Target, Target Subsidiary or any predecessor of Target nor any entity previously owned by Target has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there have been no events, facts or circumstances since the date of incorporation of Target and Target Subsidiary which could reasonably be expected to form the basis of any such obligation or liability.

                (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for Target or Target Subsidiary or, to the knowledge of Target or Target Subsidiary, by or for any other Person with respect to any Site while Target or Target Subsidiary has occupied the Site, which have not been delivered to Acquiror prior to execution of this Agreement.

            2.21 OTHER NEGOTIATIONS; BROKERS; THIRD PARTY EXPENSES. Neither Target nor, to the knowledge of Target, any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Target or at Target's direction) (a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving Target which could reasonably be expected to result in Acquiror, Target or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Section 2.21 of the Target Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by Target in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

            2.22 FOREIGN CORRUPT PRACTICES ACT. Neither Target, Target Subsidiary, nor to the knowledge of Target or Target Subsidiary, any agent, employee or other Person acting on behalf of Target or Target Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

            2.23 TAX-FREE REORGANIZATION. To the knowledge of Target, after Good Faith Consultation with Target's independent accountants, neither Target nor any of its directors, officers or stockholders has taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

            2.24 APPROVALS.

                (a) Section 2.24(a) of the Target Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by Target which are required to be given to or obtained by Target prior to the Closing from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

                (b) Section 2.24(b) of the Target Disclosure Schedule contains a list of all material Approvals which are required to be given to or obtained by Target prior to the Closing from any and all third parties other than Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

                (c) Target has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by Target in the manner as it is currently being conducted and there has been no written notice received by Target of any material violation or material non-compliance with any such Approvals. All material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by Target as it is currently being conducted are set forth in Section 2.24(c) of the Target Disclosure Schedule.

                (d) The affirmative vote or consent of the holders of (i) the shares of Target Common Stock outstanding as of the applicable record date voting separately as a class, and (ii) the shares of Target Common Stock and Target Preferred Stock outstanding as of the applicable record date, voting together as a single class, are the only votes of the holders of any of Target Capital Stock necessary to approve this Agreement and the Merger and the transactions contemplated hereby.

            2.25 DISCLOSURE. No representation or warranty contained in Article 2 of this Agreement, and no statement contained in the Target Disclosure Schedule or in any certificate, list or other writing furnished to Acquiror pursuant to any provision of this Agreement (including Target Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and warranties of Target and Target Subsidiary in Article 2 (as modified by the Target Disclosure Schedule), in the light of the circumstances under which they were made, not misleading.

            2.26 S-4 REGISTRATION STATEMENT; PROXY STATEMENT. The information supplied in writing to Acquiror, or its counsel or auditors, by Target and Target Stockholders for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Acquiror Common Stock to be issued in the Merger and Target Options to be assumed in the Merger will be registered with the SEC (the "S-4 Registration Statement") shall not, at the time the S-4 Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Target and Target's stockholders for inclusion in the proxy statement/prospectus to be sent to the stockholders of Target and Acquiror in connection with the meeting of Target's stockholders (the "Acquiror Stockholders Meeting") to consider approval of the Merger (the "Target Stockholders Meeting") and in connection with the meeting of Acquiror's stockholders to consider approval of the Merger and this Agreement and the amendment of Acquiror's Certificate of Incorporation to increase the number of authorized shares of Acquiror Common Stock to a number sufficient to enable Acquiror to comply with all its obligations under this Agreement and the Merger (the "Acquiror Charter Amendment") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Target's stockholders and Acquiror's stockholders, at the time of the Target Stockholders Meeting, at the time of the Acquiror Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders Meeting or the Acquiror Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror that is contained in the S-4 Registration Statement or the Proxy Statement.

            2.27 INVESTMENT ADVISORS. Except as set forth in Section 2.27 of the Target Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Target.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

            Acquiror hereby represents and warrants to Target, subject to such exceptions and qualifications as are specifically disclosed in the Acquiror disclosure schedule and schedule of exceptions of Acquiror (the "Acquiror Disclosure Schedule") delivered herewith and dated as of the date hereof as follows:

            3.1 ORGANIZATION AND QUALIFICATION. Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Acquiror has all requisite corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Acquiror is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a Material Adverse Effect on Acquiror.
Section 3.1 of the Acquiror Disclosure Schedule sets forth each jurisdiction where Acquiror is so qualified to do business and separately lists each other jurisdiction in which Acquiror owns, uses, licenses or leases any material Assets or Properties, has established a local office or other permanent local presence or has employees or engages independent contractors.

            3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Acquiror has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Acquiror of this Agreement and the Ancillary Agreements to which Target is a party and the consummation by Acquiror of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Acquiror, and no other corporate action on the part of Acquiror is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Target is a party by Acquiror and the consummation by Acquiror of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Acquiror is a party have each been duly and validly executed and delivered by Acquiror and, assuming the due authorization and the valid execution and delivery of this Agreement by Target and each Ancillary Agreement by each other party (other than Acquiror) to such Ancillary Agreement, each constitutes a legal, valid and binding obligation of Acquiror enforceable against Acquiror in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. The shares of Acquiror Common Stock to be issued in the Merger pursuant to Section 1.6(a) shall, when issued in compliance with this Agreement, be duly and validly issued, fully paid and non-assessable, and the shares of Acquiror Common Stock that will be issuable upon the exercise of Acquiror Options and Acquiror Warrants that are issued in the Merger pursuant to Section 1.6(c) and (d), respectively, when issued upon the exercise of and in compliance with such Acquiror Options and Acquiror Warrants, will be duly and validly issued, fully paid and non-assessable.

            3.3 CAPITALIZATION. The authorized capital stock of Acquiror consists only of 80,000,000 shares of Common Stock, $0.0001 par value per share, 10,000,000 shares of Preferred Stock, $0.0001 par value per share. As of the close of business on November 27, 1999, 43,602,432 shares of Common Stock, no shares of Preferred Stock, options to purchase 8,047,963 shares of Common Stock and warrants to purchase 60,000 shares of Common Stock were issued and outstanding.

            3.4 SUBSIDIARIES. Acquiror has one subsidiary, Redback Networks International Inc., which is not a material subsidiary. Acquiror has no other Subsidiaries and does not (and prior to the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

            3.5 NO CONFLICTS. The execution and delivery by Acquiror of this Agreement does not, and the performance by Acquiror of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

                (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Acquiror;

                (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.5 of the Acquiror Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to Acquiror or its Assets or Properties;

                (c) except as would not have a Material Adverse Effect on Acquiror, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Acquiror to obtain any consent, approval or action of, make any filing with or give any notice to any Person (other than the filing of the Delaware Certificate of Merger together with the required officers' certificates, any filing required under the HSR Act in connection with the Merger and such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under state or federal securities Laws) as a result of the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any material Lien upon Acquiror, any of its subsidiaries, or any of its material Assets or Properties, or (vii) result in the loss of a material benefit under any material Contract or License to which Acquiror is a party or by which any of Acquiror's material Assets and Properties are bound.

            3.6 SEC DOCUMENTS; ACQUIROR FINANCIAL STATEMENTS. Acquiror has furnished or made available to Target or its counsel true and complete copies of all SEC Documents filed by it with the SEC since May 17, 1999, all in the form so filed. As of their respective filing dates, such SEC Documents filed by Acquiror and all SEC Documents filed after the date hereof but before the Closing complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of Acquiror, including the notes thereto, included in the SEC Documents (the "Acquiror Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Acquiror at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in Acquiror's accounting policies except as described in the notes to the Acquiror Financial Statements.

            3.7 ABSENCE OF CHANGES. Since September 30, 1999, there has not been any material adverse change in the Business or Condition of Acquiror or any occurrence or event which, individually or in the aggregate is reasonably expected to have Material Adverse Effect on Acquiror. In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, since September 30, 1999:

                (a) Acquiror has not entered into any material Contract or other material commitment or transaction;

                (b) there has not been any material amendment or other material modification (or agreement to do so), or material violation of the terms of, any of the material Contracts set forth or described in the Acquiror Disclosure Schedule;

                (c) there has not been any amendment to Acquiror's Certificate of Incorporation or Bylaws;

                (d) there has not been any transfer (by way of a License or otherwise) to any Person of rights to any material Acquiror Intellectual Property, other than licenses in the ordinary course of business consistent with past practice;

                (e) Acquiror has not made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

                (f) Acquiror has taken all commercially reasonable action required to maintain, renew, extend or enforce any material Acquiror Intellectual Property;

                (g) there has been no physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of Acquiror or in an amount exceeding one hundred thousand dollars ($100,000) individually or two hundred fifty thousand dollars ($250,000) in the aggregate; and

                (h) Acquiror has not entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing.

            3.8 NO UNDISCLOSED LIABILITIES. Except as reflected or reserved against in Acquiror's Form 10-Q for the quarter ending September 30, 1999 (Acquiror's "September 10-Q") (including the notes thereto), Acquiror has no material Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1999.

            3.9 TAXES.

                (a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information statements, returns and reports) required to be filed with any Tax Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Acquiror (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. All such Tax Returns are true, accurate and complete as filed. The Acquiror's September 30, 1999 unaudited balance sheet included in Acquiror's September 10-Q (the "Acquiror Balance Sheet") (i) fully accrues all Acquiror's actual and contingent liabilities for Taxes with respect to all periods through September 30, 1999 and Acquiror has not and will not incur any Tax liability in excess of the amount reflected on such Acquiror Balance Sheet with respect to such periods (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of GAAP and for Tax purposes), and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after September 30, 1999 with respect to all transactions and events occurring on or prior to such date. All information set forth Acquiror's September 10-Q relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since September 30, 1999 has been or will be incurred by Acquiror other than in the ordinary course of business, and adequate provision has been made by Acquiror for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

                (b) Acquiror has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. Acquiror (or any member of any affiliated or combined group of which Acquiror has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Acquiror) investigation now pending or (to the knowledge of Acquiror) threatened against or with respect to Acquiror in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority asserting that Acquiror has unpaid Tax liability has been received by Acquiror, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to Acquiror, materially and adversely affect the liability of Acquiror for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Acquiror. Acquiror has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Acquiror is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Acquiror nor any Person on behalf of Acquiror has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Acquiror. None of the assets of Acquiror is property that Acquiror is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former
Section 168(f)(8) of the Code. None of the assets of Acquiror directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Acquiror is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Acquiror has not made and will not make a deemed dividend election under Treas. Reg. Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Acquiror has never been a party (either as a distributing corporation or as a corporation that has been distributed) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state law. Acquiror has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. Acquiror does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country. Acquiror has never elected to be treated as an S-corporation under
Section 1362 of the Code or any corresponding provision of federal or state law. All material elections with respect to Acquiror's Taxes made during the fiscal years ending, December 31, 1996, 1997 and 1998 are reflected on the Acquiror Tax Returns for such periods. After the date of this Agreement, no material election with respect to Taxes not made in the ordinary course of business will be made without the prior written consent of Target, which consent will not be unreasonably withheld or delayed. Acquiror is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Acquiror is not currently, and never has been, subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Acquiror is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4) and (5)), 162(a) (by reason of being unreasonable in amount), 162 (b) through (p) or 404 of the Code. Acquiror is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Acquiror nor does Acquiror owe any amount under any such Agreement. Acquiror is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Acquiror has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                (c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Tax Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person. As used in this
Section 3.9, the term "Acquiror" means Acquiror and any entity included in, or required under GAAP to be included in, any of the Acquiror Financial Statements.

            3.10 LEGAL PROCEEDINGS. Except as set forth in Section 3.10 of the Acquiror Disclosure Schedule:

                    (i) there are no Actions or Proceedings pending or, to the knowledge of Acquiror, threatened against, relating to or affecting Acquiror or its Assets and Properties; and

                    (ii) Acquiror has not received notice, and does not otherwise have knowledge of any Orders outstanding against Acquiror or any of its subsidiaries.

            3.11 COMPLIANCE WITH LAWS AND ORDERS. Acquiror has not violated in any material respect, and is not currently in default in any material respect under, any Law or Order applicable to Acquiror or any of its Assets and Properties.

            3.12 EMPLOYEE BENEFIT PLANS.

                (a) Except for the plans and agreements listed in Section 3.12 of the Acquiror Disclosure Schedule (collectively, the "Plans"), Acquiror does not maintain, is not a party to, does not contribute to and is not obligated to contribute to, and Acquiror's employees or former employees and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

                    (i) Any employee benefit plan, as defined in section 3(3) of ERISA;

                    (ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement (other than any such item provided solely pursuant to the terms of a written or oral contract with any individual employee that is disclosed in Section 3.12 of the Acquiror Disclosure Schedule); or

                    (iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with COBRA.

                (b) Neither Acquiror nor any ERISA Affiliate has, since January 1, 1993, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

                (c) Acquiror has agreed to provide to Target prior to the Effective Time complete, accurate and current copies of each of the following:

                    (i) The text (including amendments) of each of the Plans, to the extent reduced to writing;

                    (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

                    (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                          A. The most recent summary plan description that has
been prepared, as described in section 102 of ERISA;

                          B. Any summary of material modifications that has been
distributed to participants or filed with the U.S. Department of Labor but that has not been incorporated in an updated summary plan description furnished under Subparagraph (A) above; and

                          C. The annual report, as described in section 103 of
ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

                    (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Internal Revenue Code, the most recent determination letter concerning the Plan's qualification under section 401(a) of the Internal Revenue Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

                (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

                (e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

                (f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

                (g) Each Plan that is intended to qualify under section 401(a) of the Internal Revenue Code meets the requirements for qualification under section 401(a) of the Internal Revenue Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Internal Revenue Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Internal Revenue Code) and the applicable provisions of ERISA and the Internal Revenue Code and the regulations thereunder, except to the extent that a failure to be so administered would not have a Material Adverse Effect.

                (h) Neither Acquiror nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Internal Revenue Code or any termination or withdrawal liability under Title IV of ERISA. For purposes of determining any accumulated funding deficiency under section 412 of the Internal Revenue Code, the term "ERISA Affiliate" shall include any entity that is deemed to be a member of the same "controlled group" within the meaning of section 414(m) or (o) of the Internal Revenue Code.

                (i) All contributions, premiums or other payments due from Acquiror to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Acquiror. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

                (j) Except as disclosed in Section 3.12 of the Acquiror Disclosure Schedule, the consummation of the transactions contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Acquiror, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Acquiror may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Acquiror or
(iv) any cost
becoming due or accruing to Acquiror with respect to any employee, director or independent contractor of Acquiror.

                (k) Other than routine claims for benefits under the Plans, there are no pending, or, to the best knowledge of Acquiror, threatened, Actions or Proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or Acquiror or any of its ERISA Affiliates as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Plan or any other Person whomsoever. Acquiror knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

            3.13 TITLE TO PROPERTY. Except for title to Acquiror Intellectual Property, which is covered by Section 3.14 below, Acquiror has good and marketable title to all of its material properties, interests in properties and assets, real and personal, reflected in Acquiror's September 10-Q or acquired after the date of Acquiror's September 10-Q (except properties, interests in properties and assets sold or otherwise disposed of since the date of Acquiror's September 10-Q in the ordinary course of business), free and clear of all material mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected in Acquiror's September 10-Q. The plants, property and equipment of Acquiror that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Acquiror are reflected in Acquiror's September 10-Q to the extent generally accepted accounting principles required the same to be reflected as of the dates of the financial statements included in Acquiror's September 10-Q. Acquiror, with respect to properties and assets leased by Acquiror, holds valid leasehold interests in such properties and assets in accordance with the terms of the agreements governing such leases.

            3.14 INTELLECTUAL PROPERTY.

                (a) Acquiror has all requisite right, title and interest in or valid and enforceable rights under Contracts or Licenses to use all Acquiror Intellectual Property necessary to the conduct of its business as presently conducted. Each item of Acquiror Intellectual Property, either is owned exclusively by Acquiror, free and clear of any Liens, or is licensed to Acquiror under a valid License granting sufficient rights to permit Acquiror to conduct its business as presently conducted. To the best of its knowledge, Acquiror owns or has the valid right to use all trademarks, service marks and trade names used by Acquiror in connection with the operation or conduct of the business of Acquiror, including the sale of any products or technology or the provision of any services by Acquiror. Acquiror owns exclusively, and has good title to, all copyrighted works that are Acquiror products or other works of authorship that Acquiror otherwise purports to own; provided, however, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to Acquiror or are in the public domain. Except pursuant to agreements in the ordinary course of business, Acquiror has not transferred ownership of any Acquiror Intellectual Property to any other Person.

                (b) To the extent that any Acquiror Intellectual Property that is material to Acquiror's business has been developed or created by any Person other than Acquiror, Acquiror has a written agreement with such Person with respect thereto and Acquiror has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) obtained a License under or to such Intellectual Property.

                (c) The operation of the business of Acquiror as currently conducted, including Acquiror's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Acquiror: (i) does not infringe the copyright or misappropriate the trade secrets of any Person; (ii) to the best of Acquiror's knowledge, does not infringe the patent rights or trademark rights of any Person; (iii) does not violate in any material respect the rights of any Person (including rights to privacy or publicity other than patent rights or trademark rights described above); and, (iv) does not constitute unfair competition or an unfair trade practice under any Law. Acquiror has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Acquiror infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law.

                (d) Each item of Acquiror Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions in which such Registered Intellectual Property is registered, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

                (e) There are no Contracts or Licenses between Acquiror and any other Person with respect to Acquiror Intellectual Property under which there is any dispute known to Acquiror regarding the scope of such Contract or License, or performance under such Contract or License, including any dispute with respect to any payments to be made or received by Acquiror thereunder.

                (f) Acquiror has taken all requisite commercially reasonable steps to maintain and preserve the confidentiality of Acquiror's confidential information and trade secrets of Acquiror or any similar information provided by any other Person to Acquiror subject to a duty of confidentiality. Without limiting the generality of the foregoing, Acquiror has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention assignment agreements.

                (g) Acquiror has taken all commercially reasonable actions necessary and appropriate to assure that there shall be no material adverse change to its business or electronic systems or material interruptions in the delivery of Acquiror's products and services by reason of computer software errors or miscalculations associated with the advent of the year 2000, including that all of its products (including products currently under development) will, without interruption or manual intervention, continue to consistently, predictably and accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in substantially the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

            3.15 CONTRACTS.

                (a) Section 3.15(a)(1) of the Acquiror Disclosure Schedule contains a true and complete list of Acquiror's Contracts that are material to Acquiror's business, operations or financial condition (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Target prior to the execution of this Agreement).

                (b) Each Contract required to be disclosed in Section 3.15(a) of the Acquiror Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement of Acquiror, enforceable against Acquiror in accordance with its terms (subject to the effect of bankruptcy and other laws affecting the rights of creditors generally and limitations on the enforcement of contracts under principles of equity), and, to the knowledge of Acquiror and its subsidiaries, each other party thereto (subject to the effect of bankruptcy and other laws affecting the rights of creditors generally and limitations on the enforcement of contracts under principles of equity), and, to the knowledge of Acquiror and its subsidiaries, no other party to such Contract is, nor has received notice that it is, in material violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in material violation or breach of or default under any such Contract).

                (c) Acquiror is not a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits Acquiror's ability to compete with any Person in any line of business or in any area or territory.

            3.16 INSURANCE. Acquiror has policies of insurance and bonds of the type and in amounts customarily carried by companies conducting businesses or owning assets similar to those of Acquiror. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Acquiror is otherwise in compliance with the terms of such policies and bonds. Acquiror has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

            3.17 AFFILIATE TRANSACTIONS. Except as disclosed in Section 3.17 of the Acquiror Disclosure Schedule, and except for any stock purchase agreements, stock option agreements and invention assignment or confidentiality agreements in favor of Acquiror, (i) there are no Contracts or Liabilities between Acquiror, on the one hand, and (A) any current or former officer, director, stockholder, or to Acquiror's knowledge, any Affiliate or Associate of Acquiror or (B) any Person who, to Acquiror's knowledge, is an Associate of any such officer, director, stockholder or Affiliate, on the other hand, (ii) Acquiror does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, stockholder, Affiliate or Associate, (iii) neither Acquiror nor any such current or former officer, director, stockholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to Acquiror and (iv) Acquiror does not beneficially own, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, Affiliate or Associate.

            3.18 EMPLOYEES; LABOR RELATIONS.

                (a) Acquiror is not a party to any collective bargaining agreement and there are no unfair labor practice or labor arbitration proceedings pending with respect to Acquiror, or, to the knowledge of Acquiror, threatened, and there are no facts or circumstances known to Acquiror that could reasonably be expected to give rise to such complaint or claim. To the knowledge of Acquiror, there are no organizational efforts presently underway or threatened involving any employees of Acquiror or any of the employees performing work for Acquiror but those provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of Acquiror.

                (b) All employees of Acquiror are employed at will. Acquiror has provided to Target a list that sets forth the name of each officer, employee and consultant, together with such person's position or function, annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person. To the knowledge of Acquiror, no employee of Acquiror has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with Acquiror, for any reason, including because of the consummation of the transactions contemplated by this Agreement. Acquiror is not a party to any agreement for the provision of labor from any outside agency. To the knowledge of Acquiror, there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for Acquiror, and no claims by any governmental agency with regard to such employees.

                (c) There have been no federal or state claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of Acquiror or by any of the employees performing work for Acquiror but those provided by an outside employment agency, and there are no facts or circumstances known to Acquiror that could reasonably be expected to give rise to such complaint or claim. Acquiror has complied in all material respects with all laws related to the employment of employees and, except as set forth in
Section 3.18(c) of the Acquiror Disclosure Schedule, Acquiror has not received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

                (d) Acquiror has no written policies and/or employee handbooks or manuals except as described in Section 3.18(d) of the Acquiror Disclosure Schedule.

                (e) To the knowledge of Acquiror and its subsidiaries, no officer, employee or consultant of Acquiror is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with Acquiror's business as currently conducted. To Acquiror's and its subsidiaries' knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of Acquiror's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of Acquiror's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under, any Contract or other agreement under which any of such officers, employees or consultants is now bound.

                (f) Acquiror has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of Acquiror, the information and documents on which Acquiror relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Acquiror pursuant to IRCA, and to the best knowledge of Acquiror, there is no basis for the filing of such a complaint.

            3.19 ENVIRONMENTAL MATTERS.

                (a) Acquiror possesses all Environmental Permits required for the operation of its business.

                (b) Acquiror is in compliance in all material respects with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

                (c) Acquiror, to the knowledge of Acquiror or any predecessor of Acquiror nor any entity previously owned by Acquiror has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there have been no events, facts or circumstances since the date of incorporation of Acquiror which could reasonably be expected to form the basis of any such obligation or liability.

                (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for Acquiror or, to the knowledge of Acquiror, by or for any Other Person with respect to any Site while Acquiror has occupied the Site, which have not been delivered to Acquiror prior to execution of this Agreement.

            3.20 OTHER NEGOTIATIONS; BROKERS; THIRD PARTY EXPENSES. Neither Acquiror nor, to the knowledge of Acquiror, any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of Acquiror or at Acquiror's direction)
(a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving Acquiror which could reasonably be expected to result in Acquiror, or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Section 3.20 of the Acquiror Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by Acquiror in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

            3.21 FOREIGN CORRUPT PRACTICES ACT. Neither Acquiror, nor to the knowledge of Acquiror, any agent, employee or other Person acting on behalf of Acquiror has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

            3.22 TAX-FREE REORGANIZATION. To the knowledge of Acquiror, after Good Faith Consultation with Acquiror's independent accountants, neither Acquiror nor any of its directors, officers or stockholders has taken any action which could reasonably be expected to jeopardize the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

            3.23 APPROVALS.

                (a) Section 3.23(a) of the Acquiror Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by Acquiror which are required to be given to or obtained by Acquiror prior to the Closing from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

                (b) Section 3.23(b) of the Acquiror Disclosure Schedule contains a list of all material Approvals which are required to be given to or obtained by Acquiror prior to the Closing from any and all third parties other than Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

                (c) Acquiror has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by Acquiror in the manner as it is currently being conducted and there has been no written notice received by Acquiror of any material violation or material non-compliance with any such Approvals. All material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by Acquiror as it is currently being conducted are set forth in
Section 3.23(c) of the Acquiror Disclosure Schedule.

                (d) The affirmative vote or consent of the holders of the shares of Acquiror Common Stock outstanding as of the applicable record date is the only vote of the holders of any of Acquiror Capital Stock necessary to approve this Agreement and the Merger and the transactions contemplated hereby.

            3.24 DISCLOSURE. No representation or warranty contained in Article 3 of this Agreement, and no statement contained in the Acquiror Disclosure Schedule or in any certificate, list or other writing furnished to Acquiror pursuant to any provision of this Agreement (including Acquiror's September 10-Q) contains any untrue statement of a material fact or omits to state a material fact necessary to make the representations and warranties of Acquiror in Article 3 (as modified by the Acquiror Disclosure Schedule), in the light of the circumstances under which they were made, not misleading.

            3.25 S-4 REGISTRATION STATEMENT; PROXY STATEMENT. The information supplied in writing to Target, or its counsel or auditors, by Acquiror and Acquiror Stockholders for inclusion in the S-4 Registration Statement shall not, at the time the S-4 Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Acquiror and Acquiror's stockholders for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Acquiror's stockholders and Target's stockholders, at the time of the Acquiror Stockholders Meeting, at the time of the Target's Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Acquiror Stockholders Meeting or the Target Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied by Target that is contained in the S-4 Registration Statement or the Proxy Statement.

            3.26 INVESTMENT ADVISORS. Except as set forth in Section 3.26 of the Acquiror Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Acquiror.

                                    ARTICLE 4
                              ADDITIONAL AGREEMENTS

            4.1 PROXY STATEMENT; S-4 REGISTRATION STATEMENT.

                (a) As soon as practicable after the execution of this Agreement, Target and Acquiror shall prepare, and Acquiror shall file with the SEC, preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of Acquiror and, as promptly as practicable following receipt of SEC comments thereon, Acquiror shall file with the SEC a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate) (the "S-4 Registration Statement") to register the issuance in the Merger of all shares of Acquiror Common Stock, which complies in form with applicable SEC requirements and shall use all reasonable efforts to cause the S-4 Registration Statement to become effective as soon thereafter as practicable. The Acquiror will update and amend the S-4 Registration Statement to the extent necessary prior to the Closing.

                (b) As soon as practicable after the execution of this Agreement, and subject to Section 4.1(a), Acquiror shall use all commercially reasonable efforts to prepare and file as soon as practicable, with the cooperation of Target, the S-4 Registration Statement. Acquiror shall use commercially reasonable efforts to cause the S-4 Registration Statement to comply with the requirements of applicable Laws. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the S-4 Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the S-4 Registration Statement. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the S-4 Registration Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, Acquiror shall not include in the S-4 Registration Statement any information with respect to Target or its Affiliates or Associates, the form and content of which information shall not have been approved by Target prior to such inclusion.

            4.2 STOCKHOLDER APPROVAL. Target shall promptly after the date hereof take all action necessary in accordance with the DGCL (and, if applicable, the California Code) and its Certificate of Incorporation and Bylaws to convene the Target Stockholders Meeting within 45 days of the S-4 Registration Statement being declared effective by the SEC. Target shall consult with Acquiror and use all commercially reasonable efforts to hold the Target Stockholders Meeting on the same day as the Acquiror Stockholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Target Stockholders Meeting without the consent of Acquiror, which consent shall not be unreasonably withheld. Subject to Section 4.1, Target shall use all commercially reasonable efforts to solicit from stockholders of Target proxies in favor of the Merger and shall take all other lawful action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger. Acquiror shall promptly after the date hereof take all action necessary in accordance with the DGCL (and, if applicable, the California Code) and its Certificate of Incorporation and Bylaws to convene the Acquiror Stockholders Meeting within 45 days of the S-4 Registration Statement being declared effective by the SEC. Acquiror shall consult with Target and use all commercially reasonable efforts to hold the Acquiror Stockholders Meeting on the same day as the Target Stockholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Acquiror Stockholders Meeting without the consent of Target, which consent shall not be unreasonably withheld. Subject to Section 4.1, Acquiror shall use all commercially reasonable efforts to solicit from stockholders of Acquiror proxies in favor of this Agreement, the Merger and the Acquiror Charter Amendment and shall take all other lawful action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger and the Acquiror Charter Amendment. Each of Target and Acquiror must hold its respective Stockholders Meeting and take the vote of its stockholders on the proposal to approve this Agreement and the Merger at its respective Stockholders Meeting unless this Agreement has been terminated in accordance with its terms. Target and Acquiror will take all commercially reasonable efforts to limit the applicability of stockholders dissenters rights to this transaction, and, to the extent that such are applicable, will take all commercially reasonable efforts to minimize the exercise of any such rights and will not take any action to induce stockholders to exercise any such rights.

            4.3 ACCESS TO INFORMATION. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice Target and Acquiror shall each (i) give the other party, and their respective officers, employees, accountants and counsel full access to all buildings, offices, and other facilities and to all its Books and Records, whether located on its premises or at another location; (ii) permit the other party to make such inspections as it may reasonably require; (iii) cause its officers to furnish the other party such financial, operating, technical and product data and other information with respect to its business and Assets and Properties as the other party from time to time may request, including financial statements and schedules; (iv) allow the other party the opportunity to interview such employees and other personnel and Affiliates of the other party with such other party's prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with the other party in the development of integration plans for implementation following the Effective Time; provided, however, that no investigation pursuant to this
Section 4.3 shall affect or be deemed to modify any representation or warranty made by such party herein.

            4.4 CONFIDENTIALITY. The parties acknowledge that Acquiror and Target have previously executed an Exclusivity and Confidentiality Agreement dated November 8, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Without limiting the foregoing, all information furnished to Acquiror and its officers, employees, accountants and counsel by Target, and all information furnished to Target by Acquiror and its respective officers, employees, accountants and counsel, shall be covered by the Confidentiality Agreement.

            4.5 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such Third Party Expenses, provided, however, that if the Merger is consummated, Acquiror shall pay all Third Party Expenses incurred by itself and by Target.

            4.6 PUBLIC DISCLOSURE. Unless otherwise required by Law (including federal and state securities Laws) or, as to Acquiror, by the rules and regulations of the NASD, prior to the Effective Time, no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Acquiror and Target prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed; and provided further, that if any such public disclosure is required by Law or, as to Acquiror, by the rules and regulations of the NASD, the disclosing party will give the other party reasonable advance notice of such disclosure and, if such disclosure is pursuant to a court order or subpoena or similar process, the disclosing party will cooperate with the other party's efforts to seek injunctive or other relief preventing or limiting such disclosure.

            4.7 APPROVALS. Acquiror and Target shall use all commercially reasonable efforts required to obtain all Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Merger (all of which Approvals are set forth in either the Target Disclosure Schedule or the Acquiror Disclosure Schedule) so as to preserve all material rights of and benefits to Target thereunder and Acquiror and Target shall provide each other with such assistance and information as is reasonably required to obtain such Approvals.

            4.8 NOTIFICATION OF CERTAIN MATTERS. Target shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to Target, of (i) the occurrence or non-occurrence of any event that is likely to cause any representation or warranty of Target or Acquiror, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

            4.9 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall use all requisite commercially reasonable efforts to execute and deliver such other instruments (including the execution by Target of the resolution and amendment to terminate Target's 401(k) Plan prior to Closing) and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents and approvals of any Government or Regulatory Authority or Person required in connection with the Merger; provided, however, that neither party shall be obligated to consent to any material divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval) as may be necessary or desirable for effecting completely the consummation of the Merger and the other transactions contemplated hereby.

            4.10 FORM S-8. Acquiror will file, and will use its reasonable commercial efforts to cause the shares of Acquiror Common Stock that are subject to issuance upon exercise of the Acquiror Options that result from the conversion of Target Options under Section 1.6(c) to be registered on a registration statement on Form S-8 or successor form promulgated by the SEC under the Securities Act, as soon as commercially reasonable after the Effective Time. In any event, Acquiror will file such Form S-8 Registration Statement with five (5) business days after the Effective Time, and will maintain the effectiveness of such Form S-8 for so long as such Acquiror Options remain outstanding.

            4.11 NNM LISTING OF ADDITIONAL SHARES APPLICATION. Acquiror shall cause to be authorized for listing on the NNM, effective as of the Effective Time, all shares of Acquiror Common Stock to be issued to Target's stockholders in the Merger pursuant to Section 1.6(a) hereof and all shares of Acquiror Common Stock required to be reserved for issuance, in connection with the Merger (including without limitation all such shares to be reserved for issuance upon all Acquiror Options and Warrants issued in or resulting from the Merger, or upon the expiration or forfeiture of dissenters' rights as contemplated by Section 1.7), upon official notice of issuance.

            4.12 AUDITORS. Each party will use commercially reasonable efforts to cause its respective management and independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) to comply with applicable SEC regulations,
(ii) the review of any audit or review work papers including the examination of selected audited financial statements and data, and (iii) the delivery of such representations from each party's independent accountants as may be reasonably requested by the other party or its accountants.

            4.13 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

                (a) From and after the Effective Time, Acquiror will fulfill, honor and perform all of the Indemnification Obligations (as defined below) of Target arising under Target's Certificate of Incorporation or Bylaws, each as amended or of Target Subsidiary arising under Target Subsidiary's charter documents, or under any indemnification or similar agreement between Target or Target Subsidiary on the one hand, and any Target Covered Person (as defined below) on the other hand that existed prior to and remains in effect on the date hereof (copies of which agreements have been provided to Acquiror). In addition, to the extent that any Target Covered Person would, with respect to any action or event relating to Target or Target Subsidiary that occurs on or prior to the Effective Time, be entitled under Acquiror's Certificate of Incorporation or Bylaws or Target Subsidiary charter documents, each as in effect upon the Effective Time, to any indemnification, defense of claims or advancement of expenses by or from Acquiror, Acquiror shall provide such indemnification, defense and advancement of expenses to such Target Covered Person. A "Target Covered Person" means any individual who, at any time prior to the Effective Time, was a director or officer of Target or Target Subsidiary or was a trustee or other fiduciary of a plan administered for the benefit of employees of Target and/or Target Subsidiary. "Indemnification Obligations" means an obligation of Target or Target Subsidiary to provide indemnification, defense of claims or advancement of expenses to a person.

                (b) This Section 4.13 shall survive the consummation of the Merger, is intended to benefit Target and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and Acquiror, and shall be enforceable by the indemnified persons.

                (c) Target hereby represents and warrants to Acquiror that no claim for indemnification by Target or Target Subsidiary has been made by any director or officer of Target prior to the date of this Agreement except for any of such claims as have been paid in full and, to the knowledge of Target, no basis exists for any such claim for indemnification.

            4.14 BENEFIT ARRANGEMENTS. Acquiror and Target agree that, following the Effective Time, Acquiror will provide (or will cause Target to provide) benefits to Target's employees as of the Effective Time (other than with respect to contributions by Target to the

Target 401(k) Plan, as to which no comparable contributions are made by Acquiror) that are at least as favorable, taken as a whole, as the benefits currently provided to employees of Acquiror performing functions similar to those to be performed by such Target employees after the Effective Time. As soon as practicable after the execution of this Agreement, Target and Acquiror shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and amend or terminate Target employee plans immediately prior to the Effective Time, if appropriate). Acquiror shall use commercially reasonable efforts to ensure that continuous employment with Target shall be credited to employees of Target or Target Subsidiary who become employees of Target or any of its subsidiaries on or after the Effective Time for all purposes of eligibility and vesting of benefits but not for purposes of accrual of benefits. Acquiror shall take commercially reasonable steps to (a) cause to be waived all limitations as to preexisting condition limitations, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of Target or Target Subsidiary under any welfare benefit plan that such employees are eligible to participate in after the Effective Time, other than limitations, exclusions or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for such employees immediately prior to the Effective Time and (b) provide each employee of Target and Target Subsidiary with credit for any co-payments and deductibles paid during the plan year commencing immediately prior to the Effective Time in satisfying any applicable deductible or out-or-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time for such plan year.

            4.15 TREATMENT AS REORGANIZATION. Neither Acquiror nor Target shall take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

                                    ARTICLE 5
                            CONDITIONS TO THE MERGER

            5.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver by such party, at or prior to the Closing, of all the following conditions:

                (a) S-4 Registration Statement Effective. The SEC shall have declared the S-4 Registration Statement effective. No stop order suspending the effectiveness of the S-4 Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties thereto.

                (b) Governmental and Regulatory Approvals. Approvals from any other Governmental or Regulatory Authority (if any) necessary for consummation of the transactions contemplated by this Agreement shall have been obtained, and any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                (c) No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger or which would permit consummation of the Merger only if certain material divestitures were made or if Acquiror were to agree to material limitations on its business activities or operations.

                (d) Tax Opinions. Acquiror and Target shall each have received written opinions from their counsel, in form and substance reasonably satisfactory to each of them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions. In the event that either Target's or Acquiror's counsel shall not render such opinion, then the other party's counsel may render such opinion in satisfaction of the condition set forth in this Section 5.1(d).

                (e) Stockholder Approval. The Merger (and any increase in Acquiror's authorized capital stock necessary to enable Acquiror to perform its obligations hereunder and to carry out the Merger) shall have been approved by the requisite votes of the stockholders of Acquiror and Target in accordance with the DGCL and, if applicable, the California Code.

                (f) NNM Listing. Acquiror shall cause to be authorized for listing on the NNM, effective as of the Effective Time, all shares of Acquiror Common Stock to be issued to Target's stockholders in the Merger pursuant to
Section 1.6(a) hereof and all shares of Acquiror Common Stock required to be reserved for issuance, in connection with the Merger (including without limitation all such shares to be reserved for issuance upon all Acquiror Options and Acquiror Warrants issued in or resulting from the Merger, or upon the expiration or forfeiture of dissenters' rights as contemplated by Section 1.7), upon official notice of issuance.

                (g) Registration Rights Agreement. The Amended and Restated Investors' Rights Agreement of Acquiror dated as of July 2, 1998, shall have been duly amended by the Amendment No. 1, attached hereto as Exhibit C, and Target's Existing Investors' Rights Agreement shall have been terminated.

                (h) Legal Proceedings. No Governmental or Regulatory Authority shall have notified either party to this Agreement in writing that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

                (i) Limitation on Dissenters; Required Stockholder Vote. Holders of no more than five percent (5%) of the outstanding shares of Target Capital Stock shall have exercised, nor shall they have any right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

            5.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET. The obligations of Target to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver by Target, at or prior to the Closing, of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

                (a) Representations and Warranties. Each of the representations and warranties made by Acquiror in Article 3 of this Agreement (as qualified by the Acquiror Disclosure Schedule) shall be true and correct in all material respects on the date of this Agreement and such representations and warranties (as qualified by the Acquiror Disclosure Schedule, as such may be updated at the Closing Date and prior to the Effective Time, as provided below) shall be true and correct in all material respects on and as of the Closing Date (except, in each case, for any such representations or warranties that, by their express terms, speak only as of a specific date or dates, in which case such representations and warranties need only be true and correct in all material respects on and as of such specified date or dates); provided, that Acquiror shall have the opportunity to update the Acquiror Disclosure Schedule as of the Closing Date; and provided further, that notwithstanding any failure of one or more of the representations or warranties of Acquiror (as qualified as permitted above) to be true and correct in all material respects as of the date of this Agreement or as of the Closing Date, the condition set forth in this Section 5.2(a) shall nevertheless be satisfied so long as such representations and warranties of Acquiror (as qualified as permitted above), do not contain any misstatement or omission of any fact or matter that would have a Material Adverse Effect on the Business or Condition of Acquiror (it being agreed that in any controversy concerning the applicability of this Section 5.2(a), the party claiming the misstatement or omission of any fact or matter shall have the burden of proving that such fact or matter would have a Material Adverse Effect on the Business or Condition of Acquiror).

                (b) Performance. Acquiror shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Acquiror at or before the Closing.

                (c) No Material Adverse Change. There shall have occurred no material adverse change in the Business or Condition of Acquiror since the date hereof; provided that for purposes of this Section 5.2(c), Section 3.7 and/or
Section 5.2(a), a change to the Business or Condition of Acquiror which is attributable to or results from (i) the public announcement or pendency of the transactions contemplated hereby on current or prospective customers of Acquiror, (ii) changes in general economic conditions or changes affecting the industry generally in which Acquiror operates, and/or (iii) changes resulting from the acts or omissions of Target shall not be deemed to be a material adverse change in the Business or Condition of Acquiror; provided further, that a reduction in the market price of Acquiror's capital stock shall not, in and of itself, constitute a material adverse change in the Business or Condition of Acquiror (it being agreed that in any controversy concerning the applicability of this Section 5.2(c), Section 3.7 and/or Section 5.2(a), the party claiming that there has occurred a material adverse change in the Business or Condition of Acquiror since the date hereof shall have the burden of proving the occurrence of such material adverse change).

                (d) Officers' Certificates. Acquiror shall have delivered to Target (A) a certificate, dated the Closing Date and executed by its President and Chief Executive Officer of Acquiror and (B) a certificate, dated the Closing Date and executed by the Secretary of Acquiror, both substantially in the forms set forth in Exhibit E hereto.

                (e) Legal Opinion. Target shall have received a legal opinion from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to Acquiror, as to the matters set forth on Exhibit F hereto.

                (f) Directors and Officers. Each of the Target Designees shall have been duly and validly elected to Acquiror's board of directors. The three
(3) persons designated by Target shall be Vinod Khosla, Vivek Ragavan and one
(1) other person reasonably acceptable to a majority of the Existing Directors, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. If any Target Designee cannot or will not serve as a director of the Surviving Corporation, Target may designate a replacement Designee, provided such replacement is reasonably acceptable to a majority of the Existing Directors. The officers of Surviving Corporation at, and immediately after, the Effective Time shall be as mutually agreed to by Target and Acquiror, except that it is agreed that Dennis Barsema shall be Chief Executive Officer and Vivek Ragavan shall be President and Chief Operating Officer.

            5.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUIROR. The obligations of Acquiror to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction, or waiver by Acquiror, at or prior to the Closing, of each of the following conditions, any of which may be waived, in writing, exclusively by Acquiror:

                (a) Representations and Warranties. Each of the representations and warranties made by Target in Article 2 of this Agreement (as qualified by the Target Disclosure Schedule) shall be true and correct in all material respects on the date of this Agreement and such representations and warranties (as qualified by the Target Disclosure Schedule, as such may be updated at the Closing Date and prior to the Effective Time, as provided below) shall be true and correct in all material respects on and as of the Closing Date (except, in each case, for any such representations or warranties that, by their express terms, speak only as of a specific date or dates, in which case such representations and warranties need only be true and correct in all material respects on and as of such specified date or dates); provided, that Target shall have the opportunity to update the Target Disclosure Schedule as of the Closing Date; and provided further, that notwithstanding any failure of one or more of the representations or warranties of Target (as qualified as permitted above) to be true and correct in all material respects as of the date of this Agreement or as of the Closing Date, the condition set forth in this Section 5.3(a) shall nevertheless be satisfied so long as such representations and warranties of Target (as qualified as permitted above), do not contain any misstatement or omission of any fact or matter that could reasonably be anticipated to have a Material Adverse Effect on the Business or Condition of Target (it being agreed that in any controversy concerning the applicability of this Section 5.3(a), the party claiming the misstatement or omission of any fact or matter shall have the burden of proving that such fact or matter would have a Material Adverse Effect on the Business or Condition of Target).

                (b) Performance. Target shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Target on or before the Closing Date.

                (c) No Material Adverse Change. There shall have occurred no material adverse change in the Business or Condition of Target since the date hereof; provided that for purposes of this Section 5.3(c), Section 2.8 and/or
Section 5.3(a), a change to the Business or Condition of Target which is attributable to or results from (i) the public announcement or pendency of the transactions contemplated hereby on current or prospective customers of Target,
(ii) changes in general economic conditions or changes affecting the industry generally in which Target operates and/or (iii) changes resulting from the acts or omissions of Acquiror shall not be deemed to be a material adverse change in the Business or Condition of Target; provided further, that a reduction in the market value of Target's capital stock shall not, in and of itself, constitute a material adverse change in the Business or Condition of Target; (it being agreed that in any controversy concerning the applicability of this Section 5.3(c),
Section 2.8 and/or Section 5.3(a), the party claiming that there has occurred a material adverse change in the Business or Condition of Target since the date hereof shall have the burden of proving the occurrence of such material adverse change).

                (d) Officers' Certificates. Target shall have delivered to Acquiror (i) a certificate, dated the Closing Date and executed by its President and Chief Executive Officer of Target and (ii) a certificate, dated the Closing Date and executed by the Secretary of Target, both substantially in the forms set forth in Exhibit G hereto.

                (e) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it that Target has obtained the consents, approvals and waivers listed in Section 2.5 of the Target Disclosure Schedule (except for such consents, approvals and waivers the failure of which to receive would have a Material Adverse Effect on the Surviving Corporation).

                (f) Legal Opinion. Acquiror shall have received a legal opinion from Fenwick & West, LLP, legal counsel to Target, as to the matters set forth on Exhibit H hereto.

                (g) Termination of 40l(k) Plan. If required by Acquiror in writing at least twenty (20) business days prior to Closing, Target shall, immediately prior to the Closing Date, have terminated the Target 401(k) Plan and no further contributions shall have been made to the Target 401(k) Plan after such date of termination. Target shall have provided to Acquiror (i) executed resolutions by the Board of Directors of Target authorizing such termination and (ii) an executed amendment to the Target 401(k) Plan containing proposed amendments prepared by Acquiror, if any, sufficient to ensure compliance with all applicable requirements of the Internal Revenue Code and regulations thereunder so that the tax-qualified status of the Target 401(k) Plan will be maintained at the time of termination.

                                    ARTICLE 6
               SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
                        AND AGREEMENTS; ESCROW PROVISIONS

            6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Notwithstanding any right of Acquiror or Target (whether or not exercised) to investigate the affairs of Acquiror or Target or a waiver by Acquiror or Target of any condition to Closing set forth in Article 5, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Other than Target's capitalization representation set forth in Section 2.3, which shall only survive until the Expiration Date, none of the representations and warranties of Target or Acquiror, and none of the other covenants and agreements of Target and Acquiror, which by their terms are to be performed on or prior to the Closing Date, shall survive after the Merger.

            6.2 ESCROW PROVISIONS.

                (a) Establishment of the Escrow Fund. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Target stockholder, will be deposited in escrow with a depositary agent mutually acceptable to Target and Acquiror (the "Depositary Agent") (plus a proportionate share of any additional shares of Acquiror Common Stock as may be issued with respect to the Escrow Amount upon any stock splits, stock dividends or recapitalizations effected by Acquiror following the Effective Time), such deposit to constitute the "Escrow Fund" to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each stockholder of Target shall be in proportion to the aggregate number of shares of Acquiror Common Stock which such holder would otherwise be entitled under
Section 1.6.

                (b) Recourse to the Escrow Fund. The Escrow Amount shall be available to compensate Acquiror and its officers, directors, employees or agents, for any and all payments and disbursements made by Acquiror, its officers, directors, employees or agents (including attorneys' fees and other expenses of litigation, and amounts paid in settlement), directly or indirectly, as a result of all Section 2.3 Losses (whether or not involving a Third Party Claim) incurred or sustained by Acquiror, its officers, directors, employees or agents, directly or indirectly. Other than for fraud, the provisions of this
Article 6 shall be the sole and exclusive remedy available to Acquiror and to its officers, directors, employees and agents to obtain monetary recovery from Target's stockholders with respect to any Section 2.3 Losses and there shall not be recourse for any other Losses. Except for liability for fraud and the liability of a Target stockholder for the loss of such stockholder's pro rata share of the Acquiror Common Stock and other property included in the Escrow Fund in satisfaction of Section 2.3 Losses in accordance with this Article 6, no Target stockholders or any other Target securityholder or officer or director of Target shall have any liability to Acquiror or to any of Acquiror's officers, directors, stockholders, employees or agents for or in respect of any Losses or other liability arising out of this Agreement.

                (c) Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5 p.m., Pacific Time, 180 days after the Effective Time (the "Expiration Date") (the period of time from the Effective Time through and including the Expiration Date is referred to herein as the "Escrow Period"); and upon expiration of the Escrow Period all shares of Acquiror Common Stock remaining in the Escrow Fund shall be distributed as set forth in the last sentence of this Section 6.2(c); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Acquiror, subject to the objection of the Stockholder Agent and the subsequent arbitration of the matter in the manner as provided in Section 6.2(g) hereof, to satisfy any unsatisfied claims for Section 2.3 Losses under this Section 6.2 concerning facts and circumstances existing prior to the termination of such Escrow Period which claims are specified in any Officer's Certificate delivered to the Depositary Agent prior to termination of such Escrow Period. As soon as all such claims, if any, have been resolved, the Depositary Agent shall deliver to the stockholders of Target the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of certificates for shares of Acquiror Common Stock remaining in the Escrow Fund to the stockholders of Target pursuant to this Section 6.2(c) shall be made ratably in proportion to their respective contributions to the Escrow Fund and Acquiror shall use all requisite commercially reasonable efforts to have such certificates delivered as promptly as possible after such resolution.

                (d) Protection of Escrow Fund.

                    (i) The Depositary Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Acquiror and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                    (ii) Any shares of Acquiror Common Stock or other Equity Equivalents issued or distributed by Acquiror ("New Shares") in respect of Acquiror Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund. New Shares issued in respect of shares of Acquiror Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Acquiror Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders of the Acquiror Common Stock on the record date set for any such dividend.

                    (iii) Each stockholder shall have full voting rights with respect to the shares of Acquiror Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Acquiror Common Stock).

                (e) Claims Upon Escrow Fund.

                    (i) Upon receipt by the Depositary Agent at any time on or before the Expiration Date of a certificate signed by any officer of Acquiror (an "Officer's Certificate"): (A) stating that Acquiror has paid or properly accrued or reasonably anticipates that it will become obligated to pay or accrue a Section 2.3 Loss and (B) specifying in reasonable detail the individual items of Section 2.3 Losses included in the amount so stated, the date on which each such item was paid or properly accrued, the basis for and facts giving rise to, such anticipated liability, and the nature of the misrepresentation to which such item is related, the Depositary Agent shall, subject to the provisions of Section 6.2(f) and 6.2(g) hereof, delivered to Acquiror out of the Escrow Fund, as promptly as practicable, shares of Acquiror Common Stock held in the Escrow Fund in an amount equal to such Section 2.3 Losses. Where the basis for a claim upon the Escrow Fund by Acquiror is that Acquiror reasonably anticipates that it will pay or accrue a Section 2.3 Loss, no payment will be made from the Escrow Fund for such Section 2.3 Loss unless and until such Section 2.3 Loss is actually paid or accrued.

                    (ii) For the purposes of determining the number of shares of Acquiror Common Stock to be delivered to Acquiror out of the Escrow Fund pursuant to Section 6.2(e)(i), the shares of Acquiror Common Stock shall be valued at the Closing Price.

                (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Depositary Agent, a duplicate copy of such Officer's Certificate shall be concurrently delivered to the Stockholder Agent and for a period of thirty (30) days after such delivery, the Depositary Agent shall make no delivery to Acquiror of any Escrow Amounts pursuant to Section 6.2(e) hereof unless the Depositary Agent shall have received written authorization from the Stockholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Depositary Agent shall make delivery of shares of Acquiror Common Stock from the Escrow Fund in accordance with Section 6.2(e) hereof, provided that no such payment or delivery may be made if the Stockholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depositary Agent prior to the expiration of such thirty (30) day period.

                (g) Resolution of Conflicts; Arbitration.

                    (i) In case the Stockholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Stockholder Agent and Acquiror shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depositary Agent. The Depositary Agent shall be entitled to rely on any such memorandum and distribute shares of Acquiror Common Stock from the Escrow Fund in accordance with the terms thereof.

                    (ii) If no such agreement can be reached after good faith negotiation, or in any event, no such agreement has been reached within forty-five (45) days after the delivery of the Officer's Certificate to the Stockholder Agent, then either Acquiror or the Stockholder Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained (provided Acquiror acts diligently to resolve such Third-Party Claim and allows the Stockholder Agent to participate in the defense of such Third-Party Claim) or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three (3) arbitrators, one (1) selected by Acquiror and one (1) selected by the Stockholder Agent, and the two (2) arbitrators selected by Acquiror and the Stockholder Agent shall select a third arbitrator. The Arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three (3) arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 6.2(f) hereof, the Depositary Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators. Each party agrees to confirm any such arbitration decision to the Depositary Agent in order to facilitate any release of shares of Acquiror Common Stock or other property from the Escrow Fund.

                    (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the county of Santa Clara, California under the commercial rules of arbitration then in effect of the American Arbitration Association. For purposes of this Section 6.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Acquiror less than the sum of one-half ( 1/2) of the disputed amount of any Section 2.3 Losses plus any amounts not in dispute; otherwise, the stockholders of Target as represented by the Stockholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including reasonable attorneys' fees and costs, incurred by the other party to the arbitration ("Arbitration Related Fees"), provided, however, that any Arbitration Related Fees due from Target shall be delivered to Acquiror out of the Escrow Fund, as promptly as practicable, in the form of shares of Acquiror Common Stock held in the Escrow Fund in an amount equal to such Arbitration Related Fees. For the purposes of determining the number of shares of Acquiror Common Stock to be delivered to Acquiror out of the Escrow Fund to cover any Arbitration Related Fees, the shares of Acquiror Common Stock shall be valued at the Closing Price.

                (h) Stockholder Agent of the Stockholders; Power of Attorney.

                    (i) In the event that the Merger is approved by the stockholders of Target, effective upon such vote, and without further act of any stockholder, Vivek Ragavan shall be appointed as agent and attorney-in-fact (the "Stockholder Agent") for each stockholder of Target (except such stockholders, if any, as shall have perfected their appraisal or dissenters' rights under the DGCL or California Code, if applicable), for and on behalf of stockholders of Target, to give and receive notices and communications, to authorize delivery to Acquiror of shares of Acquiror Common Stock from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholder Agent for the accomplishment of the foregoing and to participate in the defense of Third-Party Claim. Such agency may be changed by the stockholders of Target from time to time upon not less than thirty (30) days prior written notice to Acquiror; provided, however, that the Stockholder Agent may not be removed unless holders of a two-thirds (2/3) interest in the Escrow Fund agree to such removal and to the identity of the substituted Stockholder Agent. Any vacancy in the position of Stockholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall not receive compensation for his services. Notices or communications to or from the Stockholder Agent shall constitute notice to or from each of the stockholders of Target.

                    (ii) The Stockholder Agent shall not be liable for any act done or omitted hereunder as Stockholder Agent while acting in good faith, or acting on the advice of counsel. The Stockholder Agent shall have no duty, obligation or responsibility to expend his personal funds in support of his activities as Stockholder Agent.

                    (iii) The Stockholder Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholder Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                (i) Actions of the Stockholder Agent. A decision, act, consent or instruction of the Stockholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them in the Merger are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Depositary Agent and Acquiror may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of every such stockholder of Target. The Depositary Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent.

                (j) Third-Party Claims. In the event Acquiror becomes aware of a third-party claim (a "Third Party Claim") which Acquiror reasonably expects may result in a Section 2.3 Loss and a demand against the Escrow Fund, Acquiror shall notify the Stockholder Agent of such claim, and the Stockholder Agent, as representative for the stockholders of Target, shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall promptly defend any such Third-Party Claim and shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if Acquiror settles any Third Party Claim without the Stockholder Agent's consent (which consent shall not be unreasonably withheld or delayed), Acquiror may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by Acquiror in such settlement. In the event that the Stockholder Agent has consented to any such settlement, the Stockholder Agent shall have no power or authority to object under any provision of this Article 6 to the amount of any claim by Acquiror against the Escrow Fund with respect to the amount of Losses incurred by Acquiror in such settlement.

                (k) Depositary Agent's Duties.

                    (i) The Depositary Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Depositary Agent may receive after the date of this Agreement which are signed by an officer of Acquiror and the Stockholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Depositary Agent shall not be liable for any act done or omitted hereunder as Depositary Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                    (ii) The Depositary Agent is hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Depositary Agent obeys or complies with any such Order, the Depositary Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

                    (iii) The Depositary Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                    (iv) The Depositary Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Depositary Agent.

                    (v) In performing any duties under this Agreement, the Depositary Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Depositary Agent. The Depositary Agent shall not incur any such liability for
(A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depositary Agent shall in good faith believe to be genuine, nor will the Depositary Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Depositary Agent may consult with legal counsel in connection with the Depositary Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Depositary Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

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

                    (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depositary Agent will not be required to determine the controversy or to take any action regarding it, except to comply with any arbitration decision, order or award as provided in Section 6.2(g). The Depositary Agent may hold all documents and shares of Acquiror Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depositary Agent's discretion, the Depositary Agent may be required to wait for, despite what may be set forth elsewhere in this Agreement. In such event, the Depositary Agent will not be liable for any damages. Furthermore, the Depositary Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Depositary Agent is authorized to deposit with the clerk of the court all documents and shares of Acquiror Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Depositary Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Depositary Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                    (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Depositary Agent harmless against any and all Losses incurred by the Depositary Agent in connection with the good faith performance by the Depositary Agent of his or her duties under this Agreement, including any litigation arising from this Agreement or involving its subject matter.

                    (viii) The Depositary Agent may resign at any time upon giving at least 30 days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor depositary agent which shall be accomplished as follows: the parties shall use their commercially reasonable efforts to mutually agree on a successor depositary agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor depositary agent within such time, the Depositary Agent shall have the right to appoint a successor depositary agent authorized to do business in the State of California that is a bank or financial institution. The successor Depositary Agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor depositary agent as if originally named as escrow agent. The Depositary Agent shall be discharged from any further duties and liability under this Agreement.

                    (ix) All fees of the Depositary Agent for performance of its duties hereunder shall be paid by Acquiror. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depositary Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Depositary Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Depositary Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Acquiror agrees to pay these sums upon demand.

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

                                    ARTICLE 7
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

            7.1 CONDUCT OF BUSINESS.

                (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Target and Acquiror each agree (unless such party receives prior consent in writing from the other party, which consent shall not be unreasonably withheld) to carry on its business in the ordinary and usual course and consistent with its past practices, to pay its Liabilities and Taxes consistent with its past practices (and in any event when due), to pay or perform other obligations when due consistent with its past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and, to the extent consistent with such business, to use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time.

                (b) Without limiting Section 7.1(a), and except as otherwise specifically provided in this Agreement, Target will not, directly or indirectly, prior to the Effective Time, without the prior written consent of
Acquiror:

                    (i) enter into any material Contract or other material commitment or transaction, except in the ordinary course of its business consistent with past practice;

                    (ii) amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any material Contract;

                    (iii) amend its Certificate of Incorporation or Bylaws;

                    (iv) transfer (by way of a License or otherwise) to any Person rights to any of its material Intellectual Property other than pursuant to licenses granted in the ordinary course of its business consistent with past practice;

                    (v) make any change in its accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

                    (vi) commence or settle any material litigation;

                    (vii) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any shares of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (except upon the conversion of shares of Target Preferred Stock into shares of Target Common

Stock in accordance with the terms of such Target Preferred Stock), or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its Capital Stock or Equity Securities (except that Target may repurchase or redeem shares of its capital stock at the original purchase price of such shares in connection with the termination of employment with Target or Target Subsidiary of the Person whose shares are being repurchased or redeemed);

                    (viii) acquire any business, company or corporation, whether through the purchase of stock, a purchase, lease or License of assets, a merger, consolidation, tender offer or any other form of business combination;

                    (ix) dispose of any significant assets, other than in the ordinary course of its business, consistent with its past practices; or

                    (x) enter into or approve any contract, arrangement or understanding or acquiesce in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing.

                (c) Without limiting Section 7.1(a), and except as otherwise specifically provided in this Agreement, Acquiror will not, directly or indirectly, prior to the Effective Time, without the prior written consent of
Target:

                    (i) enter into any material Contract or other material commitment or transaction, except in the ordinary course of its business consistent with past practice;

                    (ii) amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any material Contract;

                    (iii) amend its Certificate of Incorporation or Bylaws;

                    (iv) transfer (by way of a License or otherwise) to any Person rights to any of its material Intellectual Property other than pursuant to licenses granted in the ordinary course of its business consistent with past practice;

                    (v) make any change in its accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

                    (vi) commence or settle any material litigation;

                    (vii) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any shares of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock of Acquiror, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares its capital stock (except that Acquiror may repurchase or redeem shares of its capital stock at the original

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

purchase price of such shares in connection with the termination of employment with Acquiror of the Person whose shares are being repurchased or redeemed);

                    (viii) acquire any business, company or corporation, whether through the purchase of stock, a purchase, lease or License of assets, a merger, consolidation, tender offer or any other form of business combination;

                    (ix) dispose of any significant assets, other than in the ordinary course of its business, consistent with its past practices; or

                    (x) enter into or approve any contract, arrangement or understanding or acquiesce in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing.

               7.2    NO SOLICITATION--TARGET.

                (a) Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, Target will not , nor will Target permit any of its directors, officers, agents, employees, affiliates, attorneys, accountants, financial advisers or other representatives (collectively, "Representatives") to (directly or indirectly):
(i) solicit, encourage, initiate, entertain or participate in any negotiations or discussions with respect to an offer or proposal, oral, written, or otherwise, formal or informal, to acquire all or any substantial portion of Target's business or assets, whether by purchase of assets, exclusive license, joint venture formation, purchase of stock, business combination or otherwise,
(ii) disclose any information not customarily disclosed to any Person concerning Target and which Target believes would be used for the purposes of formulating any such offer or proposal, (iii) assist, cooperate with, facilitate or encourage any Person to make any offer or proposal to acquire all or any substantial portion of Target's business or assets (directly or indirectly),
(iv) agree to, enter into a contract regarding, approve, recommend or endorse any transaction involving, the acquisition of all or any substantial portion of Target's business or assets (an "Acquisition Proposal--Target"), or (v) authorize or permit any of Target's Representatives to take any such action. Target shall notify Acquiror as promptly as practical if any proposal or offer (formal or informal, oral, written or otherwise), or any inquiry or contact with any Person with respect thereto, regarding a Acquisition Proposal is made, such notice to include the identity of the Person proposing such Acquisition Proposal-Target and the terms thereof, and shall keep Acquiror apprised on a current basis of the status of any such Acquisition Proposal--Target and of any modifications to the terms thereof. Target immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties other than Acquiror conducted heretofore with respect to any Acquisition Proposal--Target. Notwithstanding the foregoing, prior to the date of the approval of this Agreement and the Merger by the stockholders of Target (the "Target Stockholder Approval Date"), Target may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal--Target if:

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

                    (i) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Target Board of Directors relating to any such transaction which the Target Board of Directors determines in good faith, represents a superior transaction to the Merger (a "Competing Proposal--Target") and in the good faith judgment of the Target Board of Directors the person or entity making such Competing Proposal--Target appears to have the financial means, or the ability to obtain the necessary financing to successfully conclude such Competing Proposal--Target; and

                    (ii) in the opinion of the Target Board of Directors such action is required to discharge the Target Board of Directors' fiduciary duties to the Target's stockholders under applicable law following receipt of advice from independent legal counsel to Target.

                (b) Except as set forth below in this subsection (b), neither the Target Board of Directors nor any committee thereof shall: (i) fail to include, withdraw or modify, or propose to withdraw or modify, in a manner adverse to Acquiror, the approval or positive recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal--Target, or (iii) enter into any agreement with respect to any Acquisition Proposal--Target, provided, however, that notwithstanding the foregoing, prior to the Target Stockholder Approval Date, the Target Board of Directors may fail to include or may withdraw or modify, its approval or recommendation of this Agreement or the Merger, or may approve or recommend any Acquisition Proposal--Target which satisfies the requirements of each of subsection (i) and subsection (ii) of Section 7.2(a) hereof (any such Acquisition Proposal--Target, a "Superior Proposal--Target"), or enter into an agreement with respect to a Superior Proposal--Target, in each case at any time after the fifth business day following Acquiror's receipt of written notice from the Target advising Acquiror that the Target Board of Directors has received a Superior Proposal--Target which it intends to accept, specifying the material terms and conditions of such Superior Proposal--Target and identifying the Person making such Superior Proposal--Target.

            7.3 NO SOLICITATION--ACQUIROR.

                (a) Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, Acquiror will not take, nor will Acquiror permit any of its directors, officers, agents, employees, affiliates, attorneys, accountants, financial advisers or other representatives (collectively, "Representatives") to (directly or indirectly): (i) solicit, encourage, initiate, entertain or participate in any negotiations or discussions with respect to an offer or proposal, oral, written, or otherwise, formal or informal to acquire all or any substantial portion of Acquiror's business or assets, whether by purchase of assets, exclusive license, joint venture formation, purchase of stock, business combination or otherwise,
(ii) disclose any information not customarily disclosed to any Person concerning Acquiror and which Acquiror believes would be used for the purposes of formulating any such offer or proposal, (iii) assist, cooperate with, facilitate or encourage any Person to make any offer or proposal to acquire all or any substantial portion of Acquiror's business or assets (directly or indirectly),
(iv) agree to, enter into a contract regarding, approve, recommend or endorse any transaction involving, the acquisition of all or any substantial portion of Acquiror's business or assets (an "Acquisition Proposal--Acquiror"), or (v) authorize or permit any of Acquiror's

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

Representatives to take any such action. Acquiror shall notify Target as promptly as practical if any proposal or offer (formal or informal, oral, written or otherwise), or any inquiry or contact with any Person with respect thereto, regarding a Acquisition Proposal--Acquiror is made, such notice to include the identity of the Person proposing such Acquisition Proposal--Acquiror and the terms thereof, and shall keep Target apprised, on a current basis of the status of any such Acquisition Proposal--Acquiror and of any modifications to the terms thereof. Acquiror immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties other than Target conducted heretofore with respect to any Acquisition Proposal--Acquiror. Notwithstanding the foregoing, prior to the date of the approval of this Agreement and the Merger by the shareholders of Acquiror (the "Acquiror Stockholder Approval Date"), Acquiror may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal--Acquiror if:

                    (i) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Acquiror Board of Directors relating to any such transaction which the Acquiror Board of Directors determines in good faith, represents a superior transaction to the Merger (a "Competing Proposal--Acquiror") and in the good faith judgment of the Acquiror Board of Directors the person or entity making such Competing Proposal--Acquiror appears to have the financial means, or the ability to obtain the necessary financing to successfully conclude such Competing Proposal--Acquiror; and

                    (ii) in the opinion of the Acquiror Board of Directors such action is required to discharge the Acquiror Board of Directors' fiduciary duties to the Acquiror's stockholders under applicable law following receipt of advice from independent legal counsel to Acquiror.

                (b) Except as set forth below in this subsection (b), neither the Acquiror Board of Directors nor any committee thereof shall: (i) fail to include, withdraw or modify, or propose to withdraw or modify, in a manner adverse to Target, the approval or positive recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal--Acquiror, or (iii) enter into any agreement with respect to any Acquisition Proposal--Acquiror, provided, however, that notwithstanding the foregoing, prior to the Acquiror Stockholder Approval Date, the Acquiror Board of Directors may fail to include or may withdraw or modify its approval or recommendation of this Agreement or the Merger, or may approve or recommend any Acquisition Proposal--Acquiror which satisfies the requirements of each of subsection (i) and subsection (ii) of Section 7.3(a) hereof (any such Acquisition Proposal--Acquiror, a "Superior Proposal--Acquiror"), or enter into an agreement with respect to a Superior Proposal--Acquiror, in each case at any time after the fifth business day following Target's receipt of written notice from the Acquiror advising Target that the Acquiror Board of Directors has received a Superior Proposal--Acquiror which it intends to accept, specifying the material terms and conditions of such Superior Proposal--Acquiror and identifying the Person making such Superior Proposal--Acquiror.

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                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

            8.1 TERMINATION. Except as provided in this Section 8.1, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                (a) by mutual written consent of Target and Acquiror;

                (b) by Acquiror or Target if:

                    (i) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal or there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger;

                    (ii) if the Merger is not approved and adopted by the affirmative vote of the stockholders of Target as required by the DGCL, the California Code (if applicable), and Target's Certificate of Incorporation and Bylaws;

                    (iii) if the holders of 5% or more of the outstanding shares of Acquiror Capital Stock shall have voted against the Merger and filed demands for payment pursuant to the exercise of dissenters' rights under the California Code with respect to 5% or more of the outstanding shares of Acquiror Capital Stock by virtue of the Merger;

                    (iv) if the holders of 5% or more of the outstanding shares of Target Capital Stock have not voted in favor of the Merger and filed demands for payment pursuant to the exercise of dissenters' rights under the California Code with respect to 5% or more of the outstanding shares of Target Capital Stock by virtue of the Merger;

                    (v) the Merger, the issuance of Acquiror Common Stock in the Merger, any increase in Acquiror's authorized capital stock necessary to enable Acquiror to consummate, carry out and perform the Merger as contemplated by this Agreement or any other matter necessary to enable Acquiror to consummate, carry out and perform the Merger as contemplated by this Agreement, is not approved and adopted by the stockholders of Acquiror in accordance with the rules of the Nasdaq National Market, the DGCL and, if applicable, the California Code; or

                    (vi) the Effective Time has not occurred before 5 p.m. (Pacific Time) on June 30, 2000, provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

                (c) by Target if:

                    (i) Target enters into a definitive agreement, as permitted by Section 7.2 with respect to a Superior Proposal--Target, provided, however, that Target has complied with all provisions thereof, including the notice provisions therein, and that Target

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

makes the payment to Acquiror in the amount required by, and within the time as required by, Section 8.2(b); or

                    (ii) prior to the Effective Time, Acquiror's Board of Directors shall have (A) failed to timely provide, or withdrawn, modified or changed in a manner adverse to Target, its approval or recommendation of this Agreement or the Merger, (B) recommended a Superior Proposal--Acquiror, (C) failed to notice, call and hold the Acquiror Stockholder Meeting within 45 days after the SEC has declared the S-4 Registration Statement effective, (D) executed a letter of intent, an agreement in principle or definitive agreement relating to a Superior Proposal--Acquiror or similar business combination with a person or entity other than Target, or (E) exercised its rights pursuant to
Section 7.3 with respect to a Superior Proposal--Acquiror, and, directly or through its representatives, continued discussions with any third party concerning an Superior Proposal--Acquiror for more than ten business days after the date of receipt of such Superior Proposal--Acquiror.

                (d) by Acquiror if:

                    (i) Acquiror enters into a definitive agreement, as permitted by Section 7.3 with respect to a Superior Proposal--Acquiror that prohibits the consummation of, or requires material changes to, the Merger or any other business combination of Acquiror and Target, provided, however, that Acquiror has complied with all provisions thereof, including the notice provisions therein, and that Acquiror makes simultaneous payment to Target as required by Section 8.2(c); or

                    (ii) prior to the Effective Time, Target Board of Directors shall have (A) failed to timely provide, or withdrawn, modified or changed in a manner adverse to Acquiror, its approval or recommendation of this Agreement or the Merger, (B) recommended a Superior Proposal--Target, (C) executed a letter of intent, an agreement in principle or definitive agreement relating to a Superior Proposal--Target or similar business combination with a person or entity other than Acqurior, or (D) exercised its rights pursuant to Section 7.2 with respect to a Superior Proposal--Target, and, directly or through its representatives, continued discussions with any third party concerning an Superior Proposal--Target for more than ten business days after the date of receipt of such Superior Proposal--Target.

            8.2 TERMINATION FEE.


                (a) In the event that this Agreement shall have been terminated pursuant to Section 8.1(b)(iii) or Section 8.1(b)(v), then Acquiror shall promptly, but in no event later than two (2) days after the date of the Acquiror Stockholder Meeting, (i) pay Target $25,000,000, plus the amount of interest that would have accrued from the date of this Agreement until payment of such fee at the Prime Rate as reported in the Wall Street Journal in effect on the date hereof (such payment shall be made by check, wire transfer and/or forgiveness of debt, at Acquiror's option) and (ii) Acquiror will give Target a promissory note (the "Second Note") for an additional $25,000,000,due on the date that is the earlier to occur of (A) six (6) months after the date of the Acquiror Stockholder Meeting or (B) the closing of an offering of Acquiror securities registered under the Securities Act provided, however, that in the event

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

Acquiror does not close an offering of its securities registered under the Securities Act within six (6) months after the date of the Acquiror Stockholder Meeting, the Second Note shall be due and payable, at Acquiror's option, in cash or Acquiror's Common Stock, valued at the average closing price of Acquiror's Common Stock for the ten (10) trading days prior to the due date of the Second Note.

                (b) In the event that this Agreement shall have been terminated by Target pursuant to Section 8.1(c)(i) or by Acquiror pursuant to Section 8.1(d)(ii), then Target shall promptly, but in no event later than two (2) days after the date of such termination, pay Acquiror a termination fee of $135,000,000.

                (c) In the event that this Agreement shall have been terminated by Acquiror pursuant to Section 8.1(d)(i) or by Target pursuant to Section 8.1(c)(ii), then Acquiror shall promptly, but in no event later than two (2) days after the date of such termination, pay Target a termination fee of $135,000,000.

            8.3 EFFECT OF TERMINATION. In the event of a valid termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target, or their respective officers, directors or stockholders or Affiliates or Associates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Section 8.2 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

            8.4 AMENDMENT. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

            8.5 EXTENSION; WAIVER. At any time prior to the Effective Time, Acquiror and Target may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

            9.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

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                      If to Acquiror to:

                      Redback Networks Inc.
                      1310 Moffett Park Drive
                      Sunnyvale, CA  94089
                      (408) 548-0900 Phone
                      (408) 543-2196
                      Attention:  Craig Gentner


                      with a copy to:

                      Gunderson Dettmer Stough Villeneuve
                      Franklin & Hachigian, LLP
                      155 Constitution Drive
                      Menlo Park, California 94025
                      (650) 321-2400 Phone
                      (650) 321-2800 Facsimile
                      Attention:  Renee Lanam

                      If to Target to:

                      Siara Systems, Inc.
                      300 Ferguson Drive
                      Mountain View, CA 94043
                      Attn:  CEO
                      Phone:  (650) 237-2165
                      Fax:  (650) 390-8645

                      with a copy to:

                      Fenwick & West, LLP
                      Two Palo Alto Square
                      Palo Alto, CA  94306
                      (650) 494-0600 Phone
                      (650) 494-1417 Facsimile
                      Attention:  Barry J. Kramer, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 9.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.1, be deemed given upon facsimile confirmation,
(iii) if delivered by mail in the manner described above to the address as provided for in this Section 9.1, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section 9.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.1). Any party from time to time may change

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its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

            9.2 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule, and all agreements required to be executed and delivered pursuant hereto, constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

            9.3 FURTHER ASSURANCES; POST-CLOSING COOPERATION. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use diligent efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

            9.4 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

            9.5 THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

            9.6 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

            9.7 HEADINGS. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            9.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if

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such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            9.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California and the DGCL, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

            9.10 CONSTRUCTION. Ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

            9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            9.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                   ARTICLE 10
                                   DEFINITIONS

            10.1 DEFINITIONS.

                (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

            "Acquiror" has the meaning ascribed to it in the forepart of this Agreement.

            "Acquiror Common Stock" has the meaning ascribed to it in Recital C.

            "Acquiror Financial Statements" has the meaning ascribed to it in
Section 3.3.

            "Acquiror Support Agreement" has the meaning ascribed to it in Recital D.

            "Acquisition Proposal -- Acquiror" has the meaning ascribed to it in
Section 7.3(a).

            "Acquisition Proposal -- Target" has the meaning ascribed to it in
Section 7.2(a).

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            "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Regulatory Authority.

            "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, or (b) any other Person that owns or controls (i) twenty percent (20%) or more of any class of voting equity securities of that Person or any of its Affiliates or (ii) twenty percent (20%) or more of any class of voting equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

            "Agreement" means this Merger Agreement and Plan of Reorganization, including (unless the context otherwise requires) the Exhibits and Schedules hereto and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

            "Ancillary Agreements" has the meaning ascribed to it in Section
2.2.

            "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

            "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

            "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of any class of voting equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

            "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of such party, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets,

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pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

            "Business or Condition" means, with respect to Acquiror, the business, condition (financial or otherwise), results of operations or Assets and Properties of Acquiror and each of its Subsidiaries, taking Acquiror together with such Subsidiaries as a whole, and, with respect to Target, the business, condition, results of operations or Assets and Properties of Target and Target Subsidiary, taking Target together with Target Subsidiary as a whole.

            "California Code" means the California Corporations Code and all amendments and additions thereto.

            "Certificates" has the meaning ascribed to it in Section 1.8(b).

            "Closing" means the closing of the transactions contemplated by
Section 1.2.

            "Closing Date" has the meaning ascribed to it in Section 1.2.

            "Closing Price" has the meaning ascribed to it in Section 1.6(f).

            "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

            "Consideration" means 31,341,986 shares of Acquiror Common Stock.

            "Contract" means any material contract, including:

            (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

            (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than two hundred thousand dollars ($200,000) over the life of the contract;

            (c) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

            (d) any contract for unexpended capital expenditures in excess of two hundred thousand dollars ($200,000) in the aggregate;

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            (e) any contract limiting the freedom of such party to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein, or any confidentiality, secrecy or non-disclosure contract;

            (f) any contract pursuant to which such party is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

            (g) any contract with any person with whom such party does not deal at arm's length; or

            (h) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

            "DGCL" means the General Corporation Law of the State of Delaware.

            "Delaware Certificate of Merger" has the meaning set forth in
Section 1.2.

            "Depositary Agent" has the meaning ascribed to it in Section 1.8(b).

            "Dissenting Shares" has the meaning ascribed to it in Section
1.7(a).

            "Effective Time" has the meaning ascribed to it in Section 1.2.

            "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

            "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

            "Environmental Law" means any federal, state, local or foreign environmental, health and safety or other Law relating to of Hazardous Materials, including the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

            "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes without limitation any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority.

            "Equity Equivalents" means securities (including Options to purchase any shares of Target Capital Stock) which, by their terms, are or may be exercisable, convertible or

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

exchangeable for or into common stock, preferred stock or other equity securities of Target at the election of the holder thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "ERISA Affiliate" means each person (as defined in section 3(9) of ERISA) that, together with Target, would be treated as a single employer under section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of section 414(b) or (c) of the Internal Revenue Code.

            "Escrow Amount" means 5% of Consideration paid to Target
Stockholders.

            "Escrow Fund" has the meaning ascribed to it in Section 6.2(a).

            "Escrow Period" has the meaning ascribed to it in Section 6.2(c).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

            "Exchange Agent" means U.S. Stock Transfer Corporation.

            "Exchange Ratio" has the meaning ascribed to it in Section 1.6(e).

            "Expiration Date" shall mean the date 180 days after the Effective Time.

            "Financial Statement Date" means September 30, 1999.

            "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

            "Good Faith Consultation" with a Person's independent accountants, as used in Sections 2.23 and 3.22 of this Agreement, means consultation with such accountants following disclosure in good faith to such accountants of all facts requested by such accountants or which the specified Person otherwise had reason to believe would be relevant to such accountants' assessment.

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

            "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or

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included in the definition of "hazardous substances," "hazardous wastes,"
"hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Governmental or Regulatory Authority or which could constitute a nuisance.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

            "Indebtedness" of any Person means all obligations of such Person
(a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

            "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, moral rights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Target or Target Subsidiary.

            "IRS" means the United States Internal Revenue Service or any successor entity.

            "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

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            "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

            "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenants not to sue with respect to any Intellectual Property).

            "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

            "Loss(es)" means any and all damages, payments, fines, fees, Taxes, penalties, deficiencies, losses (including lost profits or diminution in value), liabilities, expenses, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including, but not limited to, fees and expenses of attorneys), incurred in connection with any breach, violation, default or inaccuracy of Target's representations and warranties contained in this Agreement.

            "Material Adverse Effect" when used with reference to any entity or group of related entities, means any event, change or effect that is (or will with the passage of time be) materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

            "Merger" has the meaning ascribed to it in the recitals to this Agreement.

            "NASD" means the National Association of Securities Dealers, Inc.

            "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

            "Non-Competition Agreement" has the meaning ascribed to it in
Section 6.3(f).

            "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

            "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

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            "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

            "Permit" means any license, permit, franchise or authorization.

            "Person" means any natural person, corporation, general partnership, limited partnership, limited liability Target or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

            "Proxy Statement" has the meaning ascribed to it in Section 2.26

            "PTO" means the United States Patent and Trademark Office.

            "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

            "S-4 Registration Statement" has the meaning ascribed to it in
Section 2.26.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

            "Representatives" has the meaning ascribed to it in Section 7.2.

            "Restricted Stock Purchase Agreement" means a Restricted Stock Purchase Agreement in one of the forms attached to Target Stock Plan pursuant to which Target has sold Target Restricted Stock or as may otherwise been entered into by Target prior to the date of this Agreement.

            "SEC" means the Securities and Exchange Commission or any successor entity.

            "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed with the SEC by such Person pursuant to Section 13(a) and 15(d) of the Exchange Act and all final and effective registration statements and prospectuses filed by such Person with the SEC pursuant to the Securities Act.

            "Section 2.3 Loss(es)" means Losses arising or resulting directly from any breach, violation, default or inaccuracy of Target's representations and warranties set forth in Section 2.3 of this Agreement (as qualified by the Target Disclosure Schedule, as such may be updated at the Closing Date and prior to the Effective Time, as provided in Article 5).

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            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by Target or Target Subsidiary, any predecessors of Target or Target Subsidiary, or any entities previously owned by Target or Target Subsidiary, including all soil, subsoil, surface waters and groundwater.

            "Stockholder Agent" has the meaning ascribed to it in Section 6.2(h)(i).

            "Subsidiary" means, in addition to Target Subsidiary, any Person in which Target or Acquiror, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

            "Surviving Corporation" has the meaning ascribed to it in Section
1.1.

            "Target" has the meaning ascribed to it in the forepart of this Agreement.

            "Target Capital Stock" means Target Common Stock and Target Preferred Stock.

            "Target Common Stock" has the meaning ascribed to it in Section 2.3.

            "Target Equity Securities" means Target Options and Target Warrants, collectively.

            "Target Financials" means the audited consolidated balance sheets of Target as of September 30, 1999 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, including the notes thereto.

            "Target 401(k) Plan" means Target's 401(k) Plan.

            "Target Intellectual Property" shall mean the Intellectual Property that is (i) owned by; (ii) licensed to; or (iii) was developed or created by or for Target or Target Subsidiary, and is used in or necessary for the conduct of the present or anticipated business of Target or Target Subsidiary, taken as a whole.

            "Target Option" means any Option to purchase Target Capital Stock, whether or not granted pursuant to Target Stock Plan, that is granted to an employee, consultant or other individual service provider of Target or Target Subsidiary.

            "Target Preferred Stock" has the meaning ascribed to it in Section 2.3.

            "Target Registered Intellectual Property" means all Registered Intellectual Property owned by, or filed in the name of, Target or Target Subsidiary.

            "Target Restricted Stock" means shares of Target Capital Stock which are subject to a repurchase option by Target.

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            "Target Stockholder Meeting" has the meaning ascribed to it in
Section 2.26.

            "Target Stock Plan" has the meaning ascribed to it in Section 1.6(c)(i).

            "Target Warrant" means each Target warrant to purchase Target Capital Stock (if any) listed or required to be listed in Section 2.3 of the Target Disclosure Schedule.

            "Target Subsidiary" has the meaning ascribed to it in Section 2.4.

            "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

            "Tax Authority" has the meaning ascribed to it in Section 2.10(c).

            "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

            "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

            "Third Party Claim" has the meaning ascribed to it in Section
6.2(j).

            "Third Party Expenses" has the meaning ascribed to it in Section
4.5.

                (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Target, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" when used herein refer to Acquiror, on the one hand, and Target, on the other.

                (c) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, and (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person.

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                            [SIGNATURE PAGE FOLLOWS]


                                       76
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            IN WITNESS WHEREOF, Acquiror and Target have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.



ACQUIROR                                      TARGET


By:   /s/ Dennis Barsema                    By:   /s/ Vivek Ragavan
      -------------------                         --------------------
      President and Chief                         President and Chief
      Executive Officer                           Executive Officer

                                                                       EXHIBIT A
                               IRREVOCABLE PROXY
                                      AND
                                VOTING AGREEMENT



        THIS IRREVOCABLE PROXY AND VOTING AGREEMENT, dated as of November 28, 1999 (this "Agreement"), is entered into by and between Siara Systems, Inc., a Delaware corporation ("Siara"), and _____________ ("Stockholder").

                              W I T N E S S E T H:

        WHEREAS, concurrently herewith, Siara and Redback Networks Inc., a Delaware corporation (the "Company"), have entered into a Merger Agreement and Plan of Reorganization, of even date herewith (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; initially capitalized and other terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement), pursuant to which Siara will merge with and into the Company, with the Company to be the surviving corporation (the "Merger");

        WHEREAS, Stockholder Beneficially Owns (as defined herein) ______ shares of the Company's Common Stock and _______ options to purchase the Company's Common Stock, par value $0.0001 ("Company Common Stock") (such shares of Company Common Stock Beneficially Owned by Stockholder being collectively hereinafter referred to as the "Shares");

        WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Siara has requested that Stockholder agree, and Stockholder has agreed, to enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

        1. Voting Agreement. Stockholder hereby agrees with Siara that, (except as may be otherwise agreed to in writing by Siara with the Company or Stockholder) at any meeting of the Company's stockholders, however called, or in connection with any written consent of the Company's stockholders, as to which any of the matters described below in this Section 1 is put to the vote or written consent of the Company's stockholders, Stockholder shall vote the Shares Beneficially Owned by Stockholder, whether now owned or hereafter acquired prior to such vote: (i) in favor of approval of the Merger Agreement, the Merger and any actions required in furtherance of the transactions contemplated thereby;
(ii) against any action or agreement that would result in a breach in any material respect of (A) any representation or warranty of the Company under the Merger Agreement that would have a Material Adverse Effect on the Company or (B) any other agreement, covenant or obligation of the Company under the Merger Agreement; and (iii) against: (A) any Third Party Acquisition (as defined below), (B) any change in a majority of the individuals who, as of the date hereof, constitute the Board of Directors of the Company, unless such change results from an election to replace any such individual who ceases to be a member of the Board of Directors of the Company due to such individual's death, disability or resignation from the Company's Board of Directors for reasons unrelated to any matter that Stockholder agrees to vote against hereunder, (C) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and any Third Party (as defined below), (D) a sale, lease, transfer or disposition of any assets of the Company's business outside the ordinary course of business, or any assets which are material to its business whether or not in the ordinary course of business, (E) a reorganization, recapitalization, dissolution or liquidation of the Company, (F) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or bylaws not contemplated by the Merger Agreement or not consented to in writing by Siara, (G) any other material change in the Company's corporate structure other than the approval of stock options disclosed in the Company's representations and warranties in the Merger Agreement or in any Disclosure Schedule thereto) or any other change materially affecting the Company's business, or (H) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, or any of the transactions contemplated by this Agreement. Stockholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent or violative of the provisions and agreements contained herein.

        For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Siara or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion (which shall include ten percent (10%) or more) of the assets of the Company, other than the sale or license of its products in the ordinary course of business; (iii) the acquisition by a Third Party of ten percent (10%) or more of the outstanding shares of the Company's capital stock (other than any such acquisition resulting from the exercise or conversion of any stock option, stock warrant, convertible debt instrument and/or other security of the Company that is outstanding on the date of this Agreement); (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company of more than ten percent (10%) of the outstanding Shares (other than pursuant to rights of refusal or similar rights held by the Company as of the date of this Agreement or pursuant to repurchase options held by the Company that are exercisable in connection with the termination of a person's employment or services with or to the Company or any of its subsidiaries); or (vi) the acquisition (or any group of acquisitions) by the Company by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal to or greater than ten percent (10%) of the most recent annual revenues, net income or assets of the Company, respectively.

        For purposes of this Agreement, "Beneficially Own," "Beneficially Owned" or "Beneficial Ownership" with respect to any Shares shall mean Stockholder's having record or beneficial ownership of such Shares or having, through any agreement or arrangement, the power to direct the voting with respect to, or otherwise enables Stockholder to legally act in a binding manner with respect to, such Shares as contemplated hereby.

        2. Irrevocable Proxy.

               (a) Subject to the terms and conditions of this Agreement, the Stockholder hereby constitutes and appoints Siara, which shall act by and through Vivek Ragavan and Vinod Khosla (each, a "Proxy Holder"), or either of them, with full power of substitution, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of the Company's stockholders called for purposes of considering whether to approve the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or any Third Party Acquisition, or to execute a written consent of stockholders in lieu of any such meeting, all Shares Beneficially Owned by Stockholder as of the date of such meeting or written consent (i) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make, or
(ii) against a Third Party Acquisition, as the case may be. Such proxy shall be limited strictly to the power to vote the Shares Beneficially Owned by Stockholder in the manner set forth in the preceding sentence and shall not extend to any other matters, and shall, without limitation, not extend to any power to vote the Shares in any manner with respect to any proposal to approve any contract, agreement or arrangement that might constitute a "Parachute Payment," within the meaning of Section 280G of the Internal Revenue Code and in accordance with the requirements of Q&A Numbers 6 and 7 of the Treasury Regulations promulgated thereunder.

               (b) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Stockholder. Stockholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the death or incapacity of Stockholder.

               (c) If Stockholder fails for any reason to vote his, her or its Shares in accordance with the requirements of Section 1 hereof, then the Proxy Holder shall have the right to vote the Shares at any meeting of the Company's stockholders and in any action by written consent of the Company's stockholders in accordance with the provisions of this Section 2. The vote of the Proxy Holder shall control in any conflict between the Proxy Holder's vote of such Shares and a vote by Stockholder of such Shares.

        3. Director Matters Excluded. Siara acknowledges and agrees that no provision of this Agreement (including without limitation the provisions of Section 4(d) hereof) shall limit or otherwise restrict Stockholder with respect to any act or omission that Stockholder may undertake or authorize in his capacity as a director of the Company, including, without limitation, any vote that Stockholder may make as a director of the Company with respect to any matter presented to the Board of Directors of the Company.

        4. Other Covenants, Representations and Warranties. Stockholder hereby represents and warrants to Siara as follows:

               (a) Ownership of Shares. Stockholder is the Beneficial Owner of all the Shares. On the date hereof, the Shares constitute all of the Shares Beneficially Owned by

Stockholder. Stockholder has voting power with respect to the matters set forth in Section 1 hereof with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights.

               (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or any court order to which Stockholder is a party or is subject including, without limitation, any voting agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder.

               (c) Restriction on Transfer, Proxies and Non-Interference. During the term of this Agreement, except as expressly contemplated by this Agreement or the Merger Agreement, Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein unless the transferee shall execute a signature page to this Irrevocable Proxy and Voting Agreement and shall agree to be bound to the provisions hereof; (ii) grant any proxies or powers of attorney or deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of Stockholder contained in this Section 4 untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder's obligations under this Agreement.

               (d) Other Potential Acquirors. Stockholder: (i) shall immediately cease any existing discussions or negotiations, if any, with any persons conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company, or any business combination with the Company, in his, her or its capacity as a stockholder of the Company; (ii) from and after the date hereof until the earlier of (A) the termination of the Merger Agreement in accordance with its terms and (B) the Effective Time, shall not, in such capacity as a stockholder of the Company, directly or indirectly, initiate, solicit or knowingly encourage (including, without limitation, by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any Third Party Acquisition; and (iii) shall promptly notify Siara of any proposals for, or inquiries with respect to, a potential Third Party Acquisition received by Stockholder or of which Stockholder otherwise has knowledge.

               (e) Reliance by Siara. Stockholder understands and acknowledges that Siara is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

        5. Stop Transfer. Stockholder agrees with, and covenants to, Siara that Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement. In the event of a dividend or distribution of capital stock of the Company, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term

"Shares" shall be deemed to refer to and include the Shares as well as all such shares of the Company's capital stock issued or distributed pursuant to such stock dividends and distributions and any shares of the Company's capital stock into which or for which any or all of the Shares may be so changed or exchanged.

        6. Termination. The proxy granted pursuant to Section 2 hereof and Stockholder's covenants and agreements contained herein with respect to the Shares shall terminate upon the earliest to occur of: (a) the termination of the Merger Agreement and (b) the Effective Time.

        7. Miscellaneous.

               (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

               (b) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, however, that Siara may, in its sole discretion, assign its rights and obligations hereunder to any wholly-owned subsidiary of Siara.

               (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto. No waiver by a party hereto of any of its rights hereunder shall be effective unless and to the extent such waiver is set forth in a writing signed by such party.

               (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any nationally-recognized overnight courier service, such as Federal Express, providing proof of delivery. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of hand delivery, on the date of such delivery, (ii) in the case of telecopy, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier service, in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent, and (iv) the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to Stockholder:                       -----------------------------------

                                         -----------------------------------

                                         -----------------------------------
                                         Telephone:
                                         Telecopier:
                                         Attention:


with a copy to:                          Redback Networks Inc.
                                         1389 Moffett Park Drive
                                         Sunnyvale, CA 94089
                                         Telecopier:  408-548-3599
                                         Attention:  Craig Gentner


If to Siara:                             Siara Systems, Inc.
                                         300 Ferguson Drive, Second Floor
                                         Mountain View, CA 94043
                                         Telecopier:  650-237-2179
                                         Attention:     Vivek Ragavan


with a copy to:                          Fenwick & West, LLP
                                         Two Palo Alto Square
                                         Palo Alto, CA, 94036
                                         Telecopier: (650) 494-1417
                                         Attention:  Barry J. Kramer

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the matter set forth above.

               (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

               (f) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

               (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

               (h) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

               (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.


         [The Remainder of This Page Has Intentionally Been Left Blank]

        IN WITNESS WHEREOF, Siara and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.



                                 Siara Systems, Inc., a Delaware corporation

                                 By:  _______________________________________
                                      Name:
                                      Title:



                                 STOCKHOLDER:

                                 By:  _______________________________________
                                      Name:




                  [SIGNATURE PAGE FOR REDBACK/SIARA STOCKHOLDER
                     IRREVOCABLE PROXY AND VOTING AGREEMENT]

                                                                       EXHIBIT B
                               IRREVOCABLE PROXY
                                      AND
                                VOTING AGREEMENT



        THIS IRREVOCABLE PROXY AND VOTING AGREEMENT, dated as of November 28, 1999 (this "Agreement"), is entered into by and between Redback Networks Inc., a Delaware corporation ("Redback"), and ____________________ ("Stockholder").

                              W I T N E S S E T H:

        WHEREAS, concurrently herewith, Redback and Siara Systems, Inc., a Delaware corporation (the "Company"), have entered into a Merger Agreement and Plan of Reorganization, of even date herewith (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; initially capitalized and other terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement), pursuant to which the Company will merge with and into Redback, with Redback to be the surviving corporation (the "Merger");

        WHEREAS, Stockholder Beneficially Owns (as defined herein) the number of shares of common stock, par value $.0001 ("Company Common Stock") of the Company (the "Shares"), shares of Series A Preferred Stock, par value $0.001, of the Company ("Company Preferred A Stock"), and shares of Series B Preferred Stock, par value $0.001 ("Company Preferred B Stock"), of the Company as set forth on the signature page to this Agreement (such shares of Company Common Stock, Company Preferred A Stock and/or Company Preferred B Stock Beneficially Owned by Stockholder and set forth on the signature page hereto being collectively hereinafter referred to as the "Shares");

        WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Redback has requested that Stockholder agree, and Stockholder has agreed, to enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

        1. Voting Agreement. Stockholder hereby agrees with Redback that, (except as may be otherwise agreed to in writing by Redback with the Company or Stockholder) at any meeting of the Company's stockholders, however called, or in connection with any written consent of the Company's stockholders, as to which any of the matters described below in this Section 1 is put to the vote or written consent of the Company's stockholders, Stockholder shall vote the Shares Beneficially Owned by Stockholder, whether now owned or hereafter acquired prior to such vote: (i) in favor of approval of the Merger Agreement, the Merger and any actions required in furtherance of the transactions contemplated thereby;
(ii) against any action or agreement that would result in a breach in any material respect of (A) any representation or warranty of the Company under the Merger Agreement that would have a Material Adverse Effect on the Company or (B) any other agreement, covenant or obligation of the Company under the Merger

Agreement; (iii) against: (A) any Third Party Acquisition (as defined below),
(B) any change in a majority of the individuals who, as of the date hereof, constitute the Board of Directors of the Company, unless such change results from an election to replace any such individual who ceases to be a member of the Board of Directors of the Company due to such individual's death, disability or resignation from the Company's Board of Directors for reasons unrelated to any matter that Stockholder agrees to vote against hereunder, (C) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and any Third Party (as defined below), (D) a sale, lease, transfer or disposition of any assets of the Company's business outside the ordinary course of business, or any assets which are material to its business whether or not in the ordinary course of business, (E) a reorganization, recapitalization, dissolution or liquidation of the Company, (F) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or bylaws not contemplated by the Merger Agreement or not consented to in writing by Redback, (G) any other material change in the Company's corporate structure (other than the approval of stock options disclosed in the Company's representations and warranties in the Merger Agreement or in any Disclosure Schedule thereto) or any other change materially affecting the Company's business, or (H) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, or any of the transactions contemplated by this Agreement; and (iv) if such Stockholder is a holder of shares of Company Preferred A Stock or Company Preferred B Stock, in favor of the conversion of the Company Preferred A Stock or Company Preferred B Stock, respectively, into shares of Company Common Stock. If the Company Preferred A Stock and/or the Company Preferred B Stock is not converted automatically by their terms prior to the Effective Time, then by no later than immediately prior to the Effective Time, Stockholder shall convert all shares of Company Preferred A Stock or Company Preferred B Stock owned by such Stockholder into shares of the Company's Common Stock. Stockholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent or violative of the provisions and agreements contained herein.

        For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Redback or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion (which shall include ten percent (10%) or more) of the assets of the Company, other than the sale or license of its products in the ordinary course of business; (iii) the acquisition by a Third Party of ten percent (10%) or more of the outstanding shares of the Company's capital stock (other than any such acquisition resulting from the exercise or conversion of any stock option, stock warrant, convertible debt instrument and/or other security of the Company that is outstanding on the date of this Agreement); (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company of more than ten percent (10%) of the outstanding Shares (other than pursuant to rights of refusal or similar rights held by the Company as of the date of this Agreement or pursuant to repurchase options held by the Company that are exercisable in connection with the termination of a person's employment or services with or to the Company or any of its subsidiaries); or (vi) the acquisition (or any group of acquisitions) by the Company by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the most recent annual revenues, net income or assets of the Company, respectively.

        For purposes of this Agreement, "Beneficially Own," "Beneficially Owned" or "Beneficial Ownership" with respect to any Shares shall mean Stockholder's having record or beneficial ownership of such Shares or having, through any agreement or arrangement, the power to direct the voting with respect to, or otherwise enables Stockholder to legally act in a binding manner with respect to, such Shares as contemplated hereby.

        2. Irrevocable Proxy.

               (a) Subject to the terms and conditions of this Agreement, the Stockholder hereby constitutes and appoints Redback, which shall act by and through Dennis Barsema and Craig Gentner (each, a "Proxy Holder"), or either of them, with full power of substitution, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of the Company's stockholders called for purposes of considering whether to approve the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or any Third Party Acquisition, or to execute a written consent of stockholders in lieu of any such meeting, all Shares Beneficially Owned by Stockholder as of the date of such meeting or written consent (i) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make, or
(ii) against a Third Party Acquisition, as the case may be. Such proxy shall be limited strictly to the power to vote the Shares Beneficially Owned by Stockholder in the manner set forth in the preceding sentence and shall not extend to any other matters, and shall, without limitation, not extend to any power to vote the Shares in any manner with respect to any proposal to approve any contract, agreement or arrangement that might constitute a "Parachute Payment," within the meaning of Section 280G of the Internal Revenue Code and in accordance with the requirements of Q&A Numbers 6 and 7 of the Treasury Regulations promulgated thereunder.

               (b) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Stockholder. Stockholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the death or incapacity of Stockholder.

               (c) If Stockholder fails for any reason to vote his, her or its Shares in accordance with the requirements of Section 1 hereof, then the Proxy Holder shall have the right to vote the Shares at any meeting of the Company's stockholders and in any action by written consent of the Company's stockholders in accordance with the provisions of this Section 2. The vote of the Proxy Holder shall control in any conflict between the Proxy Holder's vote of such Shares and a vote by Stockholder of such Shares.

        3. Director Matters Excluded. Redback acknowledges and agrees that no provision of this Agreement (including without limitation the provisions of Section 4(d) hereof) shall limit or otherwise restrict Stockholder with respect to any act or omission that Stockholder may undertake or authorize in his capacity as a director of the Company, including, without limitation, any vote that Stockholder may make as a director of the Company with respect to any matter presented to the Board of Directors of the Company.

        4. Other Covenants, Representations and Warranties. Stockholder hereby represents and warrants to Redback as follows:

               (a) Ownership of Shares. Stockholder is the Beneficial Owner of all the Shares. On the date hereof, the Shares constitute all of the Shares Beneficially Owned by Stockholder. Stockholder has voting power with respect to the matters set forth in Section 1 hereof with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights.

               (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or any court order to which Stockholder is a party or is subject including, without limitation, any voting agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder.

               (c) Restriction on Transfer, Proxies and Non-Interference. During the term of this Agreement, except as expressly contemplated by this Agreement or the Merger Agreement, Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein unless the transferee shall execute a signature page to this Irrevocable Proxy and Voting Agreement and shall agree to be bound to the provisions hereof; (ii) grant any proxies or powers of attorney or deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of Stockholder contained in this Section 4 untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder's obligations under this Agreement.

               (d) Other Potential Acquirors. Stockholder: (i) shall immediately cease any existing discussions or negotiations, if any, with any persons conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company, or any business combination with the Company, in his, her or its capacity as a stockholder of the Company; (ii) from and after the date hereof until the earlier of (A) the termination of the Merger Agreement in accordance with its terms and (B) the Effective Time, shall not, in such capacity as a stockholder of the Company, directly or indirectly, initiate, solicit or knowingly encourage (including, without limitation, by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any Third Party Acquisition; and (iii) shall promptly notify Redback of any proposals for, or inquiries with respect to, a potential Third Party Acquisition received by Stockholder or of which Stockholder otherwise has knowledge.

               (e) Reliance by Redback. Stockholder understands and acknowledges that Redback is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

        5. Stop Transfer. Stockholder agrees with, and covenants to, Redback that Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement. In the event of a dividend or distribution of capital stock of the Company, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such shares of the Company's capital stock issued or distributed pursuant to such stock dividends and distributions and any shares of the Company's capital stock into which or for which any or all of the Shares may be so changed or exchanged.

        6. Termination. The proxy granted pursuant to Section 2 hereof and Stockholder's covenants and agreements contained herein with respect to the Shares shall terminate upon the earliest to occur of: (a) the termination of the Merger Agreement and (b) the Effective Time.

        7. Miscellaneous.

               (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

               (b) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, however, that Redback may, in its sole discretion, assign its rights and obligations hereunder to any wholly-owned subsidiary of Redback.

               (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto. No waiver by a party hereto of any of its rights hereunder shall be effective unless and to the extent such waiver is set forth in a writing signed by such party.

               (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any nationally-recognized overnight courier service, such as Federal Express, providing proof of delivery. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of hand delivery, on the date of such delivery, (ii) in the case of telecopy, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier service, in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent, and (iv) the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. All communications hereunder shall be delivered to the respective parties at the following addresses:


If to Stockholder:                  ---------------------------------

                                    ---------------------------------

                                    ---------------------------------
                                    Telephone:
                                    Telecopier:
                                    Attention:


with a copy to:                     Siara Systems, Inc.
                                    300 Ferguson Drive, Second Floor
                                    Mountain View, CA 94043
                                    Telecopier:  650-237-2179
                                    Attention:  Vivek Ragavan


If to Redback:                      Redback Networks Inc.
                                    1389 Moffett Park Drive
                                    Sunnyvale, CA 94089
                                    Telecopier:  408-548-3599

                                    Attention:  Craig Gentner

with a copy to:                     Gunderson Dettmer Stough Villeneuve Franklin
                                    & Hachigian LLP
                                    155 Constitution Drive
                                    Menlo Park, CA  94025
                                    Telecopier: (650) 321-2800

                                    Attention:  Renee F. Lanam

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the matter set forth above.

               (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

               (f) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

               (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

               (h) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

               (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.



         [The Remainder of this Page Has Intentionally Been Left Blank]

        IN WITNESS WHEREOF, Redback and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.



                               Redback Networks Inc., a Delaware corporation

                               By:  _______________________________________
                                    Name:
                                    Title:



                               STOCKHOLDER:

                               By:  _______________________________________
                               Name:

                                  Number of Shares of Company Common Stock
                                  Owned (if any): _____________________

                                  Number of Shares of Company Preferred A
                                  Stock Owned (if any): ________________

                                  Number of Shares of Company Preferred B
                                  Stock Owned (if any): ________________




                  [SIGNATURE PAGE FOR REDBACK/SIARA STOCKHOLDER
                     IRREVOCABLE PROXY AND VOTING AGREEMENT]

                   AMENDMENT TO REDBACK NETWORKS, INC. AMENDED
                    AND RESTATED INVESTORS' RIGHTS AGREEMENT


                     THIS AMENDMENT to the Redback Networks, Inc. Amended and Restated Investors' Rights Agreement dated July 2, 1998 (the "Prior Agreement") is made as of _____________________, by and among Redback Networks Inc., a Delaware corporation (the "Company"), the investors of the Company listed on Schedule A to the Prior Agreement, each of which is herein referred to as an "Existing Investor," the founders listed on Schedule B to the Prior Agreement, each of which is herein referred to as a "Founder," Siara Systems, Inc., a Delaware corporation ("Siara") and the former security holders of Siara listed on Schedule A hereto (the "New Investors") who have received securities of the Company in connection with that certain Merger Agreement and Plan of Reorganization dated November __, 1999 (the "Merger Agreement") by and among the Company and Siara. Capitalized terms used herein shall have the same meanings as set forth in the Prior Agreement, unless otherwise specified.

                                    RECITALS

                     WHEREAS, the Existing Investors have heretofore purchased Series A, Series B, Series C and/or Series D Preferred Stock from the Company and possess registration rights contained in the Prior Agreement;

                     WHEREAS, in order to induce Siara to enter into the Merger Agreement, the Existing Investors and the Company desire to amend the Prior Agreement in order to provide to the New Investors the same registration rights held by the Existing Investors under the Prior Agreement;

                     WHEREAS, pursuant to Section 4.8 of the Prior Agreement, the Company and the holders of a majority of the outstanding Registrable Securities may amend the Prior Agreement on behalf of all such holders by approving this Amendment, and the Existing Investors executing this Amendment represent such a majority;

                     WHEREAS, certain of the New Investors are parties to that Amended and Restated Investors' Rights Agreement dated December 21, 1998 between Siara and such New Investors (the "Siara Agreement");

                     WHEREAS, in order to induce the Company to enter into the Merger Agreement, the New Investors and Siara desire to terminate the rights granted pursuant to the Siara Agreement, effective upon the Effective Time (as defined in the Merger Agreement); and

                     WHEREAS, pursuant to Section 5.2 of the Siara Agreement, Siara and the holders of a majority of the outstanding Investors' Shares (as defined in the Siara Agreement) may amend the Prior Agreement, which amendment shall be binding on all parties thereto, and the New Investors executing this Amendment represent such a majority;

                     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                     1. Amendment of Prior Agreement.

                     Paragraph 1.1(f) of the Prior Agreement is hereby amended to read in its entirety as follows:

                     (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, (ii) the shares of Common Stock issued to the Founders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and the aforementioned individuals shall not be deemed Holders for the purposes of Sections 1.2, 1.12 and 4.8, (iii) the Common Stock issued or issuable upon conversion, pursuant to the Merger Agreement, of all "Registrable Securities," as defined in that certain Siara Systems, Inc. Amended and Restated Investors' Rights Agreement dated December 21, 1998; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2 and 1.12, (iv) any Common Stock of the Company issuable upon the conversion or exercise of warrants issued by Siara Systems, Inc. to U.S. Telesource, Inc., Broadband Office, Transamerica Business Credit Corporation, Comdisco, Inc., Imperial Bank, Fenwick & West LLP, ______________, __________________ and _____________, which are assumed by the Company and converted into warrants to purchase shares of the Company's Common Stock pursuant to the Merger Agreement; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2 and 1.12, and (v) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i), (ii), (iii), and (iv) of this paragraph, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

                     2. Amendment and Termination of Siara Agreement. Siara and the New Investors, who hold at least a majority of the Investors' Shares (as defined in the Siara Agreement), hereby agree to terminate the Siara Agreement and all rights and obligations of the parties thereunder, with such termination to become effective upon the Effective Time (as defined in the Merger Agreement).

                     3. Counterparts. This Amendment may be executed by the Company, the Existing Investors and the New Investors named below in any number of counterparts and shall become effective when executed by the Company and Existing Investors holding at least a majority of the outstanding Registrable Securities. Each New Investor shall be offered the opportunity to become a party to this Amendment, and the registration rights extended pursuant to Section 1 of this Amendment shall become effective as to each New Investor upon execution and delivery of this Amendment by such New Investor.

                     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       REDBACK NETWORKS INC.



                                       By:
                                          --------------------------------------
                                            Dennis L. Barsema, President

                              Address:       1389 Moffett Park Drive
                                             Sunnyvale, CA  94089





                                       SIARA SYSTEMS, INC.



                                       By:
                                          --------------------------------------
                                            Vivek Ragavan, President

                              Address:      300 Ferguson Drive, 2nd Floor
                                            Mountain View, CA 94043


           SIGNATURE PAGE TO AMENDMENT TO INVESTORS' RIGHTS AGREEMENT

                                      EXISTING INVESTORS:


                                      MAYFIELD VIII,
                                      A CALIFORNIA LIMITED PARTNERSHIP
                                      By:  MAYFIELD VIII MANAGEMENT, L.L.C.
                                      A DELAWARE LIMITED LIABILITY COMPANY,
                                      Its General Partner



                                      By:
                                         ---------------------------------------


                                      MAYFIELD ASSOCIATES FUND III,
                                      A CALIFORNIA LIMITED PARTNERSHIP
                                      By:  MAYFIELD VIII MANAGEMENT, L.L.C.
                                      A DELAWARE LIMITED LIABILITY COMPANY,
                                      Its General Partner



                                      By:
                                         ---------------------------------------

                  Address:            2800 Sand Hill Road
                                      Menlo Park, California 94025


           SIGNATURE PAGE TO AMENDMENT TO INVESTORS' RIGHTS AGREEMENT

                                    SEQUOIA CAPITAL VII
                                    A CALIFORNIA LIMITED PARTNERSHIP


                                    SEQUOIA TECHNOLOGY PARTNERS VII
                                    A CALIFORNIA LIMITED PARTNERSHIP

                                    SEQUOIA 1995 LLC


                                    SQP 1997
                                    A CALIFORNIA LIMITED PARTNERSHIP


                                    SEQUOIA 1997
                                    A CALIFORNIA LIMITED PARTNERSHIP

                                    By:  SC VII-A Management, LLC
                                    a California Limited Liability Company,
                                    its General Partner


                                    By:______________________________

                                    _________________________________
                                    Print Name

                                    _________________________________
                                    Title



                        Address: 3000 Sand Hill Road, Building 4, Suite 280 Menlo Park, California 94025


           SIGNATURE PAGE TO AMENDMENT TO INVESTORS' RIGHTS AGREEMENT

                               ACCEL V L.P.
                               By:  Accel V Associates L.L.C.
                               Its General Partner


                                      By:___________________________________
                                            Managing Member


                               ACCEL INTERNET/STRATEGIC
                               TECHNOLOGY FUND L.P.
                               By: Accel Internet/Strategic Technology Fund Associates L.L.C.
                               Its General Partner


                                      By:___________________________________
                                            Managing Member

                               ACCEL KEIRETSU V L.P.
                               By:  Accel Keiretsu V Associates L.L.C.
                               Its General Partner


                                      By:___________________________________
                                            Managing Member

                               ACCEL INVESTORS '96 L.P.


                               By:_______________________________________
                                     General Partner

                               ELLMORE C. PATTERSON PARTNERS


                               By:_______________________________________
                                     General Partner


                   Address:    428 University Avenue
                               Palo Alto, California  94301


           SIGNATURE PAGE TO AMENDMENT TO INVESTORS' RIGHTS AGREEMENT

                             LIGHTHOUSE CAPITAL PARTNERS II, L.P.
                             By Lighthouse Management Partners II, L.P.,
                             Its General Partner
                             By Lighthouse Capital Partners, Inc.,
                             Its General Partner


                             By:_______________________________________
                                   Richard D. Stubblefield, Managing Director


                 Address:    100 Drakes Landing Road, Suite 260
                             Greenbrae, California  94904-3121



                             MARSHALL SMITH


                             By:_______________________________________



                 Address:    26535 Weston Drive
                             Los Altos Hills, California  94022




                             JOANNE KNIGHT


                             By:_______________________________________



                 Address:    793 View Street
                             Mountain View, California  94041


           SIGNATURE PAGE TO AMENDMENT TO INVESTORS' RIGHTS AGREEMENT

                                        ________________________________________
                                        Gaurav Garg


                                        G & H Partners


                                        By:_____________________________________


           SIGNATURE PAGE TO AMENDMENT TO INVESTORS' RIGHTS AGREEMENT

                                  NEW INVESTOR:



                                  Name:__________________________________

                                  By:____________________________________

                                  Print Name:____________________________

                                  Title:_________________________________



                     Address:____________________________________________

                             ____________________________________________



           SIGNATURE PAGE TO AMENDMENT TO INVESTORS' RIGHTS AGREEMENT

                                   SCHEDULE A

                            SCHEDULE OF NEW INVESTORS


Kleiner Perkins Caufield & Byers VII, L.P.

KPCB VIII Founders Fund, L.P.

KPCB Information Sciences Zaibatsu Fund II, L.P.

Norwest Venture Partners VII, LP

ADC Telecommunications, Inc.

Comdisco, Inc.

Paul Johnson

Presidio Venture Partners

John M. McQuillan

Transamerica Business Credit Corporation

Imperial Bank

U.S. Telesource, Inc.

Broadband Office

Fenwick & West LLP

_______________________________________________

_______________________________________________

_______________________________________________

                                                                       EXHIBIT D

                             CERTIFICATE OF MERGER

                                       OF

                              SIARA SYSTEMS, INC.
                            (A DELAWARE CORPORATION)

                                      INTO

                             REDBACK NETWORKS INC.
                            (A DELAWARE CORPORATION)



UNDER SECTION 251 OF THE DELAWARE GENERAL CORPORATION LAW

               1. The undersigned corporation hereby certifies that:

               FIRST: The constituent corporations of the merger are SIARA SYSTEMS, INC., a Delaware corporation, and REDBACK NETWORKS INC., a Delaware corporation.

               SECOND: A Merger Agreement and Plan of Reorganization between the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

               THIRD: The name of the surviving corporation of the merger is REDBACK NETWORKS INC.

               FOURTH: The Restated Certificate of Incorporation of the surviving corporation shall be in the form attached hereto as Exhibit A.

               FIFTH: The executed Merger Agreement and Plan of Reorganization is on file at the surviving corporation's office. The address of said office is 1389 Moffett Park Drive, Sunnyvale, California 94089.

               SIXTH: A copy of the Merger Agreement and Plan of Reorganization will be furnished by the surviving corporation on request and without cost to any stockholder of any constituent corporation.

               2. This Certificate of Merger shall be effective on ____________.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger on _______________.



                                      REDBACK NETWORKS INC.
                                      a Delaware corporation


                                      By:__________________________________


                                      Name:________________________________


                                      Its:_________________________________

                                                                       EXHIBIT E

                             REDBACK NETWORKS INC.

                              Officer's Certificate



               Pursuant to Section 5.2(d) of the Merger Agreement and Plan of Reorganization, dated as of November 28, 1999 (the "Merger Agreement"; capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement), by and among Redback Networks Inc., a Delaware corporation (the "ACQUIROR"), Siara Systems, Inc., a Delaware corporation (the "TARGET"), and the Stockholder Agent, I, Dennis L. Barsema, in my capacity as President and Chief Executive Officer of Acquiror and on behalf of Acquiror, and not individually, DO HEREBY CERTIFY that:

               1. I am the duly elected, qualified and acting President and Chief Executive Officer of Acquiror.

               2. Each of the representations and warranties made by Acquiror in
Article 2 of the Merger Agreement, as modified by Acquiror Disclosure Schedule (other than representations and warranties which by their express terms are made solely as of a specified date earlier than the date of this Officer's Certificate) is true and correct in all material respects on and as of the date hereof as though such representation or warranty was made on and as of the date hereof; and each of the representations and warranties made by Acquiror in the Merger Agreement as of a specified date earlier than the date of this Officer's Certificate is true and correct in all material respects on and as of such earlier date, as modified by Acquiror Disclosure Schedule.

               3. Acquiror has performed and complied in all material respects with each agreement, covenant and obligation required by the Merger Agreement to be so performed or complied with by Acquiror on or before the date hereof.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ___ day of ___________, _____.



                                     By:
                                        --------------------------------------
                                         Dennis L. Barsema
                                         President and Chief Executive Officer
                                         Redback Networks Inc.



                ***REDBACK NETWORKS INC. OFFICER'S CERTIFICATE***

                                                                       EXHIBIT F

               LEGAL OPINION OF COUNSEL TO REDBACK NETWORKS INC.

     [subject to standard introductory language, including qualifications, limitations, etc. and subject to disclosures in Acquiror's Disclosure Schedule]

               1. Redback Networks Inc. ("Acquiror") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and to conduct its business as presently conducted. The Company is qualified to do business in
                            ----------------------------------------------------

-----------------------.

               2. Acquiror has all requisite corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the Ancillary Agreements to which it is a party (the "Transaction Documents"). The execution, delivery and performance of Transaction Documents have been duly authorized by all necessary corporate and shareholder action of Acquiror, and the Transaction Documents have been duly executed and delivered by Acquiror. Each of the Transaction Documents constitutes a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms.

               3. The authorized capitalization of the Company is as follows:

                  Common Stock. 80,000,000 shares of Common Stock, $0.0001 par value (the "Common Stock") and 10,000,000 shares of Preferred Stock, none of which, to our knowledge, are issued or outstanding.

               4. The execution and delivery by Acquiror and the performance by Acquiror of its obligations under the Transaction Documents do not (i) violate any provision of any federal or Delaware law, rule or regulation applicable to Acquiror; (ii) violate any provision of the Certificate of Incorporation or Bylaws of Acquiror, or (iii) require any consents, approvals, permits, order or authorizations of, or any qualifications, registrations, designations, declarations or filings with, any federal or California state governmental authority on the part of the Acquiror except (x) as contemplated by the Agreement or (y) as have been obtained and are effective.

                                                                       EXHIBIT G
                               SIARA SYSTEMS, INC.

                              Officer's Certificate



               Pursuant to Section 5.3(d) of the Merger Agreement and Plan of Reorganization, dated as of November 28, 1999 (the "Merger Agreement"; capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement), by and among Redback Networks Inc., a Delaware corporation ("ACQUIROR"), Siara Systems, Inc., a Delaware corporation (the "TARGET"), and the Stockholder Agent, I, Vivek Ragavan, in my capacity as President and Chief Executive Officer of Target and on behalf of Target, and not individually, DO HEREBY CERTIFY that:

               1. I am the duly elected, qualified and acting President and Chief Executive Officer of Target.

               2. Each of the representations and warranties made by Target in
Article 2 of the Merger Agreement, as modified by Target Disclosure Schedule (other than representations and warranties which by their express terms are made solely as of a specified date earlier than the date of this Officer's Certificate) is true and correct in all material respects on and as of the date hereof as though such representation or warranty was made on and as of the date hereof; and each of the representations and warranties made by Target in the Merger Agreement as of a specified date earlier than the date of this Officer's Certificate is true and correct in all material respects on and as of such earlier date, as modified by Target Disclosure Schedule.

               3. Target has performed and complied in all material respects with each agreement, covenant and obligation required by the Merger Agreement to be so performed or complied with by Target on or before the date hereof.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ___ day of _____________, _____.



                                     By:______________________________________
                                         Vivek Ragavan
                                         President and Chief Executive Officer
                                         Siara Systems, Inc.

                                                                       EXHIBIT H
                LEGAL OPINION OF COUNSEL TO SIARA SYSTEMS, INC.

     [subject to standard introductory language, including qualifications, limitations, etc. and subject to disclosures in Target's Disclosure Schedule.]

               1. Siara Systems, Inc. (the "Target") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and to conduct its business as presently conducted. The Target is qualified to do business in
                            ----------------------------------------------------

------------------------.

               2. The Target has the requisite corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and the Ancillary Agreements to which it is a party (the "Transaction Documents"). The execution, delivery and performance of Transaction Documents by the Target have been duly authorized by all necessary corporate and shareholder action of the Target, and the Transaction Documents have been duly executed and delivered by the Target. Each of the Transaction Documents constitutes a legal, valid and binding obligation of the Target, enforceable against the Target in accordance with its terms.

               3. The authorized capitalization of the Target is as follows:

                    (a) Preferred Stock. _____________ shares of Preferred Stock, _____ par value (the "Preferred Stock"), _____________ of which shares have been designated Series A Preferred Stock, of which, to our knowledge, _____________ are issued and outstanding, _____________ of which shares have been designated Series B Preferred Stock, _____________ of which, to our knowledge, are issued and outstanding and ______ of which have been designated Series C Preferred Stock, none of which, to our knowledge, are issued and outstanding prior to the Closing. Such _____________ shares of outstanding Series A Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued, nonassessable, and, to our knowledge, are fully paid.

                    (b) Common Stock. _____________ shares of Common Stock, ______ par value (the "Common Stock"), _____________ of which, to our knowledge, have been duly authorized and validly issued, and, to our knowledge, are fully paid and nonassessable.

                    (c) Right to Acquire Stock. To our knowledge, except for (i) the conversion privileges of the Series A Preferred Stock and Series B Preferred Stock, (ii) [rights of first refusal set forth in the Disclosure Schedule],
(iii) warrants to purchase _____________ shares of Common Stock, and (iv) _____________ shares of Common Stock reserved for issuance to employees, consultants, officers, or directors of the Target pursuant to the Target Stock Plan, of which _____________ , to our knowledge, are currently outstanding, there are, to our knowledge, no options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Target any of the Target's securities.

               4. The execution, delivery and performance of the obligations of the Target under the Transaction Documents, do not (i) to our knowledge, violate any provision of any federal, Delaware corporate or California law, rule or regulation applicable to the Target, (ii) violate any provision of the Target's Restated Certificate of Incorporation or Bylaws, or (iii) require any consents, approvals, permits, order or authorizations of, or any qualifications, registrations, designations, declarations or filings with, any federal or California state governmental authority on the part of the Target as of the Closing except (i) as contemplated by the Agreement or (ii) as have been obtained and are effective.

               5. To our knowledge, there is no action, suit, proceeding or investigation pending against the Target before any court or governmental agency.